Exhibit 1

ROYAL BANK OF CANADA

ANNUAL

INFORMATION

FORM

November 28, 2017

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. We may make forward-looking statements in this Annual Information Form and in the documents incorporated by reference herein, in other filings with Canadian regulators or the United States (U.S.) Securities and Exchange Commission (SEC), in reports to shareholders and in other communications. Forward-looking statements in this document and in the documents incorporated by reference herein include, but are not limited to, statements relating to our financial performance objectives, vision and strategic goals, the economic and market review and outlook for Canadian, U.S., European and global economies, the regulatory environment in which we operate, the outlook and priorities for each of our business segments, and the risk environment including our liquidity and funding risk as set out in the 2017 Management’s Discussion and Analysis for the fiscal year ended October 31, 2017 (the 2017 Management’s Discussion and Analysis). The forward-looking information contained in this Annual Information Form and in the documents incorporated by reference is presented for the purpose of assisting the holders of our securities and financial analysts in understanding our financial position and results of operations as at and for the periods ended on the dates presented, as well as our financial performance objectives, vision and strategic goals, and may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “plan” and “project” and similar expressions of future or conditional verbs such as “will”, “may”, “should”, “could” or “would”.

By their very nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that our predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that our assumptions may not be correct and that our financial performance objectives, vision and strategic goals will not be achieved. We caution readers not to place undue reliance on these statements as a number of risk factors could cause our actual results to differ materially from the expectations expressed in such forward-looking statements. These factors – many of which are beyond our control and the effects of which can be difficult to predict – include: credit, market, liquidity and funding, insurance, operational, regulatory compliance, strategic, reputation, legal and regulatory environment, competitive and systemic risks and other risks discussed in the risks sections of our Annual Report for the fiscal year ended October 31, 2017 (2017 Annual Report) including global uncertainty and volatility, elevated Canadian housing prices and household indebtedness, information technology and cyber risk, regulatory change, technological innovation and new entrants, global environmental policy and climate change, changes in consumer behavior, the end of quantitative easing, the business and economic conditions in the geographic regions in which we operate, the effects of changes in government fiscal, monetary and other policies, tax risk and transparency, environmental and social risk.

We caution that the foregoing list of risk factors is not exhaustive and other factors could also adversely affect our results. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Material economic assumptions underlying the forward-looking statements contained in this Annual Information Form are set out in our 2017 Management’s Discussion and Analysis under the heading Economic, market and regulatory review and outlook and for each business segment under the headings Strategic priorities and Outlook. Except as required by law, we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf.

Additional information about these and other factors can be found in the risks sections of our 2017 Management’s Discussion and Analysis.

TABLE OF CONTENTS

		Management’s Discussion and Analysis Incorporated by Reference
CORPORATE STRUCTURE	1
Name, Address and Incorporation	1
Intercorporate Relationships	1
GENERAL DEVELOPMENT OF THE BUSINESS	1
Three Year History	1	12-15
DESCRIPTION OF THE BUSINESS	3
General Summary	3	12-15, 21-45
Seasonality	3	45-47
Competition	3	21-45
Government Supervision and Regulation – Canada	3
Government Supervision and Regulation – United States	5
Risk Factors	8	51-91
Environmental and Social Risk Policies	9	90-91
DESCRIPTION OF CAPITAL STRUCTURE	9
General Description	9	91-101
Prior Sales	11	91-101, 181*
Constraints	11
Ratings	12	79-80
MARKET FOR SECURITIES	13
Trading Price and Volume	13
DIVIDENDS	17	91-101, 183-185*
DIRECTORS AND EXECUTIVE OFFICERS	17
Directors	17
Committees of the Board	18
Executive Officers	19
Ownership of Securities	20
Cease Trade Orders, Bankruptcies, Penalties or Sanctions	20
Conflicts of Interest	21
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	21	193-194*
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	22
TRANSFER AGENT AND REGISTRAR	22
EXPERTS	22
AUDIT COMMITTEE	22
Audit Committee Mandate	22
Composition of Audit Committee	22
Relevant Education and Experience of Audit Committee Members	23
Pre-Approval Policies and Procedures	23
Independent Registered Public Accounting Firm Fees	24
ADDITIONAL INFORMATION	25
TRADEMARKS	25
APPENDIX A – PRINCIPAL SUBSIDIARIES	26
APPENDIX B – EXPLANATION OF RATINGS AND OUTLOOK	27
APPENDIX C – AUDIT COMMITTEE MANDATE	29
APPENDIX D – PRE-APPROVAL POLICIES AND PROCEDURES	34

*Notes 19, 21 and 26 to the 2017 Annual Consolidated Financial Statements for the fiscal year ended October 31, 2017 (the 2017 Annual Consolidated Financial Statements) for Royal Bank of Canada are incorporated by reference herein.

INFORMATION IS AT OCTOBER 31, 2017, UNLESS OTHERWISE NOTED.

CORPORATE STRUCTURE

Name, Address and Incorporation1

Royal Bank of Canada is a Schedule I bank under the Bank Act (Canada), which constitutes its charter. The Bank was created as Merchants Bank in 1864 and was incorporated under the “Act to Incorporate the Merchants’ Bank of Halifax” assented to June 22, 1869. The Bank changed its name to The Royal Bank of Canada in 1901 and to Royal Bank of Canada in 1990.

The Bank’s corporate headquarters are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada and its head office is located at 1 Place Ville-Marie, Montreal, Quebec, Canada.

Intercorporate Relationships

Information about intercorporate relationships with principal subsidiaries, including place of incorporation and percentage of securities owned by the Bank, is provided in Appendix A.

GENERAL DEVELOPMENT OF THE BUSINESS

Three Year History

Through our business strategies and actions we pursue our vision, “To be among the world’s most trusted and successful financial institutions.” Our three strategic goals are:

•	In Canada, to be the undisputed leader in financial services;
•	In the U.S., to be the preferred partner to corporate, institutional and high net worth clients and their businesses; and
•	In select global financial centres, to be a leading financial services partner valued for our expertise.

The Canadian economy showed moderate growth during 2015 driven by some recovery in energy production in the second half of the year and higher exports. Equity markets in Canada and the U.S., however, remained volatile throughout our fiscal year.

In 2015, RBC delivered solid operating results across most of our business segments and strong credit quality. In addition, on November 2, 2015, Royal Bank of Canada completed the acquisition of City National Corporation (City National), the holding company for City National Bank, which gives us an expansion platform for long-term growth in the U.S. and provides us with the opportunity to enhance and complement our existing U.S. businesses in line with our strategic goals.

The Canadian economy continued to show moderate growth during 2016, supported by solid consumer spending and housing activity in the first half of the year while oil and gas production normalized and non-energy exports recovered in the second half of the year. The U.S. economy also continued to show moderate growth. Global equity markets recorded minimal gains in 2016 amid several periods of heightened volatility due to global growth concerns and political uncertainly related to the Brexit vote to have the United Kingdom leave the European Union and the U.S. election.

1 When we say “we”, “us”, “our”, or “RBC”, we mean Royal Bank of Canada and its subsidiaries, as applicable. References to “the Bank” mean Royal Bank of Canada without its subsidiaries.

RBC delivered solid results in 2016 driven by strong earnings in Wealth Management, which benefited from the inclusion of City National, solid results in Personal & Commercial Banking, and strong earnings in Investor & Treasury Services. In addition to closing the acquisition of City National in fiscal 2016, RBC also completed the sale of RBC General Insurance Company, our home and auto insurance manufacturing business, to Aviva Canada Inc., which included a 15 year strategic agreement between RBC Insurance and Aviva.

The Canadian economy continued to show growth in 2017, supported by robust gains in consumer spending amid strong employment growth, low interest rates and wealth effects from rising home prices. The U.S. economy also continued to show moderate growth supported by consumer spending and business investment. The Eurozone has experienced positive growth as a result of a strengthening global economic outlook despite heightened volatility related to the Catalonian referendum, Brexit negotiations and the success of populist parties in recent elections.

In 2017, RBC delivered solid operating results across most business segments driven by strong earnings in Personal & Commercial Banking, Capital Markets, Wealth Management and Investor & Treasury Services partially offset by lower earnings in Insurance.

In accordance with transition planning, Rod Bolger assumed the role of Chief Financial Officer and Jennifer Tory assumed the role of Chief Administrative Officer, following the retirement of Janice Fukakusa. Neil McLaughlin was appointed to the role of Group Head, Personal & Commercial Banking. Helena Gottschling was appointed to the role of Chief Human Resources Officer and Michael Dobbins was appointed Head, Strategy and Corporate Development.

We continue to monitor and prepare for regulatory developments in a manner that seeks to ensure compliance with new requirements while mitigating any adverse business or economic impacts. Such impacts could result from new or amended regulations and the expectations of those who enforce them. Significant developments include continuing changes to global and domestic standards for capital and liquidity, changes to federal mortgage rules, over-the-counter (OTC) derivatives reform and initiatives to enhance requirements for institutions deemed systemically important to the financial sector. We also continue to monitor changes to resolution regimes addressing government bail-in and total loss-absorbing capacity.

Our acquisitions and dispositions that have influenced the general development of our business over the past three years are summarized in the following table:

Business Segment	Acquisition/Disposition	Key Characteristics
Insurance	RBC General Insurance Company (2016)

•     Disposition of our home and auto insurance manufacturing business which included a 15 year strategic distribution agreement allowing RBC Insurance to market and sell a full suite of property and casualty insurance products to Canadians.

Wealth Management	City National Corporation (2015)	• Acquisition enhances our U.S. presence and strategically compliments our U.S. Wealth Management and Capital Markets businesses creating a platform for long term growth.
	Royal Bank of Canada (Suisse) SA (2015)	• Disposition supports our long-term growth strategy to build a focused global wealth management business servicing clients from our hubs in North America, the British Isles and Asia.
Personal & Commercial Banking	RBC Royal Bank (Suriname) N.V. (2015)	• Disposition of this business was in support of the repositioning of our Caribbean business.

Additional information about our three year history can also be found in the “Overview and outlook” section beginning on page 12 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein.

DESCRIPTION OF THE BUSINESS

General Summary

Royal Bank of Canada is a global financial institution with a purpose-driven, principles-led approach to delivering leading performance. Our success comes from the 80,000+ employees who bring our vision, values and strategy to life so we can help our clients thrive and communities prosper. As Canada’s biggest bank, and one of the largest in the world based on market capitalization, we have a diversified business model with a focus on innovation and providing exceptional experiences to our 16 million clients in Canada, the U.S. and 35 other countries.

Our reporting segments are Personal & Commercial Banking, Wealth Management, Insurance, Investor & Treasury Services, Capital Markets and Corporate Support. Additional information about our business and each segment (including segment results) can be found under “Overview and outlook” beginning on page 12 and under “Business segment results” beginning on page 21 of our 2017 Management’s Discussion and Analysis, which sections are incorporated by reference herein.

Seasonality

Information about seasonality is provided under “Quarterly financial information” beginning on page 46 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein.

Competition

Our competition includes the other Canadian Schedule I banks, and, as we expand into new lines of business, our competition has grown to include other Canadian banks, trust companies, foreign banks, credit unions, caisses populaires, auto financing companies, investment management companies serving retail and corporate customers and public institutions, and companies and non-traditional competitors that offer products and services traditionally offered by financial institutions including through internet and mobile banking, investment counselling firms, brokerages, investment dealers, self-directed brokers, mutual fund companies, global private banks, wealth managers, asset managers, traditional offshore private banks, U.S. investment-led private client operations, custody service providers, insurance companies, reinsurance companies, investment banks, virtual banks and specialty financial service providers. Key competitive factors include the range and features of financial products and services offered, pricing, distribution, and service quality. Additional information about our competition can be found under “Business segment results” beginning on page 21 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein.

Government Regulation and Supervision – Canada

The Bank is a “Schedule I” bank under the Bank Act (Canada) (Bank Act), and, as such, is a federally regulated financial institution. Its Canadian trust, loan and insurance subsidiaries are also federally regulated financial institutions governed by (respectively) the Trust and Loan Companies Act (Canada) and the Insurance Companies Act (Canada). The activities of the Bank’s Canadian trust, loan and insurance subsidiaries are also regulated under provincial and territorial laws in respect of their activities in the provinces and territories. In certain provinces, some of the Bank’s capital markets activities are regulated under provincial securities laws (which are administered and enforced by securities regulatory authorities).

The Office of the Superintendent of Financial Institutions (OSFI), an independent agency of the Government of Canada, reports to the Minister of Finance (the Minister) for the supervision of the Bank, as well as its Canadian federally regulated trust, loan and insurance subsidiaries. OSFI is required, at least once a year, to examine the affairs and business of each institution for the purpose of determining whether statutory requirements are duly observed and the institution is in sound financial condition, and report to the Minister. The Bank and its Canadian trust, loan and insurance subsidiaries are also required to make periodic filings and reports to OSFI.

The Bank and its Canadian trust, loan and insurance subsidiaries are also subject to regulation under the Financial Consumer Agency of Canada Act (FCAC Act).2 The Financial Consumer Agency of Canada (Agency), among other things, enforces consumer-related provisions of the federal statutes which govern these financial institutions. The Commissioner of the Agency must report to the Minister on all matters connected with the administration of the FCAC Act and consumer provisions of other federal statutes, including the Bank Act, Trust and Loan Companies Act and Insurance Companies Act. The Bank and its Canadian trust and loan subsidiaries are also subject to provincial and territorial laws of general application.

The Bank and its subsidiaries, Royal Trust Corporation of Canada, The Royal Trust Company, Royal Bank Mortgage Corporation and RBC Investor Services Trust are member institutions of the Canada Deposit Insurance Corporation (CDIC). CDIC insures certain deposits held at the member institutions.

Under the Bank Act, the Bank is prohibited from engaging in or carrying on any business other than the business of banking, except as permitted. The Bank can provide, amongst other services, any financial services, investment counselling services and portfolio management services, act as a financial agent and issue and operate payment, credit or charge card plans.

The Bank has broad powers to invest in securities, but is limited in making “substantial investments” in or in controlling certain types of entities. A “substantial investment” will arise through direct or indirect beneficial ownership of voting shares carrying more than 10 per cent of the voting rights attached to all outstanding voting shares of a corporation, shares representing more than 25 per cent of the shareholders’ equity in a corporation, or interests representing more than 25 per cent of the ownership interests in any unincorporated entity. The Bank can make controlling, and in certain circumstances, non-controlling substantial investments in certain entities in accordance with the investment provisions under the Bank Act. Some substantial investments may be made only with the prior approval of the Minister or the Superintendent of Financial Institutions (the Superintendent).

The Bank and its Canadian trust, loan and insurance subsidiaries are also required to maintain, in relation to operations, adequate capital and liquidity and OSFI may direct financial institutions to increase capital and/or to provide additional liquidity.

The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (the Act) is applicable to all of our businesses in Canada. The Act implements specific measures designed to detect and deter money laundering and the financing of terrorist activities. Further, the Act sets out obligations related to deterring and detecting money laundering and terrorist financing from a global perspective, in order to minimize the possibility that RBC could become a party to these activities. RBC has enterprise-wide anti-money laundering policies and procedures which assist in reducing the risk of facilitating money laundering and terrorist financing activities.

Broker-Dealer/Investment Management Subsidiaries

The activities of certain of the Bank’s subsidiaries, such as RBC Dominion Securities Inc. (RBC DS), RBC Direct Investing Inc. (RBC DI), Royal Mutual Funds Inc. (RMFI), RBC Global Asset Management Inc., Phillips, Hager & North Investment Funds Ltd. (PH&N IF), and RBC Phillips, Hager & North Investment Counsel Inc., which act as securities dealers (including investment dealers, mutual fund dealers and exempt

2 For the Bank’s trust subsidiaries, only their retail deposit taking activities are subject to regulation under the FCAC Act.

market dealers), advisors (investment counsel/portfolio manager) or investment fund managers are regulated in Canada under provincial and territorial securities laws (which are administered and enforced by securities regulatory authorities) and, in some cases, by the rules of the applicable self-regulatory organization (the Investment Industry Regulatory Organization of Canada for investment dealers and the Mutual Fund Dealers Association of Canada (MFDA) for mutual fund dealers). Each of RBC DS and RBC DI are members of the Canadian Investor Protection Fund. Customers’ accounts are protected by the Canadian Investor Protection Fund within specified limits. A brochure describing the nature and limits of coverage is available to customers upon request. RMFI and PH&N IF are each members of the MFDA Investor Protection Fund, which protects against certain losses of customer property held by an insolvent MFDA member; similarly, a brochure describing the nature and limits of coverage is also available to customers upon request.

Insurance

The activities of the Bank’s regulated Canadian insurance subsidiaries, RBC Life Insurance Company (RBC Life) and RBC Insurance Company of Canada (RICC), are federally governed by the Insurance Companies Act and by provincial legislation in each province and territory in which they carry on business. In addition, the Bank is federally governed by the Bank Act for any insurance activities it is permitted to carry out. The Bank may administer, promote and provide advice in relation to certain authorized types of insurance and may conduct any aspect of the business of insurance, other than the underwriting of insurance, outside of Canada and in respect of risks outside Canada. However, in Canada, the Bank may not act as agent for any person in the placing of insurance. The Bank can promote an insurance company, agent or broker or non-authorized types of insurance (e.g. life and home and automobile insurance) to certain prescribed groups where the promotion takes place outside of physical bank branches. Additionally, and subject to applicable restrictions under the Bank Act, RBC Wealth Management Financial Services Inc., a wholly owned indirect subsidiary of the Bank, is licensed under applicable provincial and territorial laws to sell insurance products, including life and benefits insurance along with money products such as annuities and segregated funds, on both an individual and group basis, for both related and independent insurance companies in Canada.

RBC Life is a member of Assuris which is a not-for-profit organization that protects Canadian life insurance policyholders against loss of benefits due to the financial failure of a member company. RICC is a member of the Property and Casualty Insurance Compensation Corporation which is the corporation protecting Canadian property and casualty policyholders against loss of benefits due to the financial failure of a member company.

RBC Insurance Agency Ltd. is a licensed insurance agency that distributes insurance products underwritten by non-RBC entities. These products include home and auto insurance that is underwritten by an unaffiliated insurance company.

Government Regulation and Supervision – United States

Banking

In the U.S., the Bank is characterized as a foreign banking organization (FBO). Generally, the operations of an FBO and its U.S. subsidiaries and offices are subject to the same comprehensive regulatory regime that governs the operations of U.S. domestic banking organizations. The Bank’s U.S. businesses are subject to supervision and oversight by various U.S. authorities, including federal and state regulators, as well as self-regulatory organizations.

In 2000, the Bank became a U.S. “financial holding company” (FHC), as authorized by the Board of Governors of the Federal Reserve System (Federal Reserve). On November 2, 2015, RBC USA Holdco, Corporation (USA Holdco), RBC’s top tier U.S. holding company, became a bank holding company (BHC) and an FHC. Pursuant to the Gramm-Leach-Bliley Act, an FHC may engage in, or acquire companies engaged in, a broader range of financial and related activities than are permitted to banking organizations that do not maintain FHC status. To qualify as an FHC, the Bank, as a FBO and BHC, and USA Holdco, as a

BHC, must meet certain capital requirements and must be deemed to be “well managed” for U.S. bank regulatory purposes. In addition, any U.S. depository institution subsidiaries of the FBO or BHC must also meet certain capital requirements and be deemed to be “well managed” and must have at least a “satisfactory” rating under the Community Reinvestment Act of 1977.

An FBO must meet several conditions in order to maintain “well managed” status for U.S. bank regulatory purposes: (i) the FBO must have received a composite regulatory rating of “satisfactory” or better for its U.S. branch, agency and commercial lending company operations following its last regulatory examination, (ii) the FBO’s home country supervisor must consent to it expanding its activities in the U.S. to include activities permissible for an FHC, (iii) the FBO’s management must meet standards comparable to those required for a U.S. bank subsidiary of an FHC, and (iv) each U.S. depository institution subsidiary of the FBO and/or BHC must be deemed to be “well managed”, which requires both a “satisfactory” composite regulatory rating and a “satisfactory” rating on the “management” component of their last regulatory examination.

Under the International Banking Act of 1978 (IBA) and the Bank Holding Company Act of 1956 (BHCA), all of the Bank’s U.S. banking operations are subject to supervision and regulation by the Federal Reserve. Under the IBA, the BHCA, and related regulations of the Federal Reserve, the Bank generally may not open a branch, agency or representative office in the U.S., nor acquire five per cent or more of the voting stock of any U.S. bank or bank holding company, without notice to or prior approval of the Federal Reserve.

The Federal Reserve is the U.S. “umbrella regulator” responsible for regulatory oversight of the whole of the Bank’s U.S. activities. The Federal Reserve consults with and obtains information from other functional U.S. regulators that exercise supervisory authority over the Bank’s various U.S. operations. Reports of financial condition and other information relevant to the Bank’s U.S. businesses are regularly filed with the Federal Reserve.

On July 21, 2010, the Dodd-Frank Act was enacted. The statute requires significant changes to U.S. financial regulations, with material cross-border implications. Some provisions of the Dodd-Frank Act have taken effect automatically. Other provisions require adoption of rules by one or more U.S. regulatory authorities to become operative and such rules are in various stages of completion.

Under the Dodd-Frank Act, the Bank is registered as a “Swap Dealer” with the U.S. Commodity Futures Trading Commission (CFTC) and the National Futures Association (NFA).

Regulation YY of the Federal Reserve issued under the Dodd-Frank Act (the Enhanced Prudential Standards) required the Bank to establish, by July 1, 2016, an intermediate holding company (IHC) organized under the laws of the United States. The IHC is required to hold directly or indirectly the Bank’s entire ownership interest in its U.S. insured depositary institution (IDI) subsidiaries and other U.S. subsidiaries (excluding so called section 2(h)(2) companies and Debt Previously Contracted branch subsidiaries). The Bank designated USA Holdco as its IHC. The Bank as an FBO and USA Holdco as an IHC are subject to Subpart O of the Enhanced Prudential Standards, which includes capital adequacy, capital planning and stress testing, risk management and governance, liquidity and liquidity stress testing, financial regulatory reporting and other requirements that are similar to or the same as those applicable to large U.S. domestic bank holding companies.

The Bank maintains two branches in New York which are licensed and supervised as full federal branches with fiduciary licenses by the Office of the Comptroller of the Currency (OCC), the U.S. supervisor of national banks. In general, the Bank’s branches may exercise the same rights and privileges, and are subject to the same restrictions, as would apply to a U.S. national bank at the same location(s). The Bank’s branches may accept wholesale deposits but may not take U.S. domestic retail deposits outside of an available exemption. Deposits in the Bank’s branches are not insured by the Federal Deposit Insurance Corporation (FDIC). The Bank also maintains a limited federal branch in Jersey City, New Jersey which may exercise the same rights and privileges as the Bank’s New York federal branches except that it can only take deposits from non-U.S. sources.

The OCC examines and supervises the Bank’s U.S. branch office activities and annually examines and assesses their operations. In addition, the Bank’s U.S. branches are required to maintain certain liquid assets on deposit in their state(s) of residence, which deposits are pledged to the OCC. Furthermore, the Bank is subject to supervisory guidance based on the examiners’ assessment of risk management, operational controls, compliance and asset quality.

The Bank also maintains a state-licensed agency in Texas and state-licensed representative offices in Delaware, Texas and Washington (where it is called an alien bureau). In general, the activities conducted at the Bank’s agency include a broad range of banking powers, including lending and maintaining credit balances, but agencies are limited in their ability to accept deposits from citizens or residents of the U.S. Further limitations may be placed on such agencies’ activities based on state laws. The activities conducted at the Bank’s representative offices are limited to representational and administrative functions; such representative offices do not have authority to make credit decisions and may not solicit or contract for any deposit or deposit-like liability. The Bank’s representative offices are examined and assessed by both the Federal Reserve and state regulators and are required to adhere to any applicable state regulations.

Banking activities are also conducted at City National Bank (CNB) and RBC Bank (Georgia), National Association (RBC Bank), both of which are national banking associations chartered by the OCC. CNB and RBC Bank are members of the Federal Reserve System. The primary federal regulator of CNB and RBC Bank is the OCC. As U.S. banks, CNB and RBC Bank are allowed to take retail deposits, and they offer retail and commercial banking services, including deposit and credit services, such as consumer lending products (including credit card and mortgage loans), and business and commercial loans. CNB and RBC Bank are subject to capital requirements, dividend restrictions, limitations on investments and subsidiaries, limitations on transactions with affiliates (including the Bank and its branches), deposit reserve requirements and other requirements administered by the OCC and the Federal Reserve. Deposits at CNB and RBC Bank are FDIC-insured to the extent permissible. As a national bank in the U.S., CNB also has fiduciary powers and exercises investment management under those powers.

Trust company activities are conducted at RBC Trust Company (Delaware) Limited (RBC Trust), the Bank’s U.S. trust company subsidiary. RBC Trust is a Delaware trust company chartered and supervised by the Delaware State Banking Commission and, as a subsidiary of a bank holding company, is subject to oversight by the Federal Reserve. RBC Trust is subject to dividend restrictions, limitations on investments and other applicable state banking law requirements.

The USA PATRIOT Act, which amended the Bank Secrecy Act, requires U.S. banks and foreign banks with U.S. operations to maintain appropriate policies, procedures and controls relating to anti-money laundering compliance, suspicious activity and currency transaction reporting and due diligence on customers to prevent, detect and report individuals and entities involved in money laundering and the financing of terrorism.

Broker-Dealer Activities and Broker-Dealer Subsidiaries

The principal securities brokerage, trading, advisory and investment banking activities are conducted in the following U.S.-registered broker-dealer subsidiaries:

•	RBC Capital Markets, LLC (RBC CM LLC),
•	RBC Capital Markets Arbitrage S.A. (RBC CMA),
•	City National Securities, Inc.,
•	RIM Securities LLC, and
•	Symphonic Securities LLC.

The SEC, state securities regulators, the Financial Industry Regulatory Authority and other self-regulatory organizations regulate these broker-dealer subsidiaries. Certain activities of RBC CM LLC and RBC CMA are also subject to regulation by the CFTC and the NFA. Pursuant to the Dodd-Frank Act, RBC CM LLC is registered as a “Swaps Firm” with the NFA. Certain activities of RBC CM LLC are subject to regulation by the Municipal Securities Rulemaking Board.

Investment Management and Other Fiduciary Activities

The Bank’s New York branches have fiduciary powers, and certain branches conduct investment management and custody activities for certain customers. In addition, other affiliates are involved in the business of investment management. In many cases, these activities require that the affiliates be registered with the SEC as investment advisers under the U.S. Investment Advisers Act of 1940 (Advisers Act). The Advisers Act and related rules regulate the registration and activities of investment advisers. Although the regulatory regime for investment advisers is similar to that for broker-dealers, the standard of conduct is higher due to the advisers’ status as fiduciaries. This status as a fiduciary limits the investment adviser’s ability to make use of affiliates and requires that it avoid or manage and disclose conflicts of interests with respect to the conduct of its business.

The following entities are the Bank’s subsidiaries that are registered as “investment advisers” with the SEC:

•	RBC CM LLC,
•	RBC Global Asset Management (U.S.) Inc. (GAM),
•	RBC Global Asset Management (UK) Limited,
•	Royal Bank of Canada Investment Management (USA) Limited,
•	RBC Private Counsel (USA) Inc.,
•	BlueBay Asset Management LLP,
•	BlueBay Asset Management USA LLC,
•	City National Rochdale, LLC,
•	City National Securities, Inc.,
•	Convergent Wealth Advisors, LLC,
•	LMCG Investments, LLC,
•	Mid-Continent Capital, L.L.C. and
•	Symphonic Financial Advisors LLC.

GAM is also the advisor to several U.S. mutual funds sponsored by it. The U.S. Investment Company Act of 1940 and related rules regulate the registration and operation of mutual funds and the activities of the funds’ advisers and other affiliates, and certain of the funds’ other service providers.

ERISA and the Internal Revenue Code

The U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), and the related rules regulate the activities of the financial services industry with respect to pension plan clients. Similarly, the U.S. Internal Revenue Code and the regulations thereunder impose requirements with respect to such clients and also individual retirement accounts (IRAs). Brokers, dealers and investment advisers to pension plans and IRAs must conduct their business in compliance with both ERISA and applicable tax regulations.

Risk Factors

A discussion of risks affecting us and our businesses appears under the headings “Risk management”, “Transactional/positional risk drivers”, “Execution risk drivers”, “Strategic risk drivers”, “Macroeconomic risk drivers” and “Overview of other risks” from pages 51 to 91 of our 2017 Management’s Discussion and Analysis, which discussions are incorporated by reference herein.

Environmental and Social Risk Policies

RBC has a long history of environmental leadership dating back to 1991 when we launched our first corporate environmental policy. RBC is committed to transparent disclosure and we report annually on our key environmental performance metrics and targets in our Corporate Citizenship Report and Carbon Disclosure Project submissions (responder since 2003 and a signatory since 2007). We are a signatory to the Equator Principles since 2003, and a number of companies in our RBC Global Asset Management business, and BlueBay Asset Management LLP are signatories to the United Nations Principles of Responsible Investment since 2015. RBC Europe Limited is a signatory to the Green Bond Principles and they report annually on green bond underwriting activities.

RBC has a suite of environmental and social risk management policies, which include policies that are enterprise-wide, business-specific, product- and/or service-specific, sector- and/or issue-specific, and that address our business activities. These policies focus on environmental and social risk issues including, but not limited to: site contamination, waste management, land and resource use, biodiversity, water quality and availability, climate change, environmental regulation, human rights, Indigenous Peoples’ rights and consultation, and community engagement. Our environmental and social risk policies seek to identify sectors, clients, and business activities exposed to environmental and social risk; apply enhanced due diligence and escalation procedures; and establish requirements to manage, mitigate and monitor environmental and social risk. Business segments and corporate functions are responsible for incorporating environmental and social risk management requirements within their operations.

Additional information about our environmental and social risk policies can be found under “Overview of other risks – Environmental and social risk” beginning on page 90 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein.

DESCRIPTION OF CAPITAL STRUCTURE

General Description

The Bank’s authorized share capital consists of an unlimited number of common shares without nominal or par value and an unlimited number of first preferred shares and second preferred shares without nominal or par value, issuable in series, which classes may be issued for a maximum consideration of $20 billion and $5 billion, respectively. The following summary of share capital is qualified in its entirety by the Bank’s by-laws and the actual terms and conditions of such shares.

Common Shares

The holders of the Bank’s common shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class, other than common shares, or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the board of directors, subject to the preference of the preferred shares. After payment to the holders of the preferred shares of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of the common shares will be entitled to receive any remaining property upon liquidation, dissolution or winding-up.

Preferred Shares

First preferred shares may be issued, from time to time, in one or more series with such rights, privileges, restrictions and conditions as the board of directors may determine, subject to the Bank Act and to the Bank’s by-laws. Currently, Non-Cumulative First Preferred Shares Series W, AA, AC, AD, AE, AF, AG, AJ, AK, AL, AZ, BB, BD, BF, BH, BI, BJ, BK, BM and C-2 are outstanding. We redeemed all of our issued and outstanding Non-Cumulative First Preferred Shares Series AB on September 27, 2017 and all of our issued and outstanding Non-Cumulative First Preferred Shares Series C-1 on November 13, 2017.

The Non-Cumulative First Preferred Shares Series W are, subject to the consent of the Superintendent, the requirements of the Bank Act and the approval of the Toronto Stock Exchange, redeemable or exchangeable by the Bank into common shares. The first preferred shares are entitled to preference over any second preferred shares (discussed below) and common shares and over any other shares ranking junior to the first preferred shares with respect to the payment of dividends and in the distribution of property in the event of liquidation, dissolution or winding-up.

Effective January 1, 2013, in accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including first preferred shares, must include terms providing for the full and permanent conversion of such securities into common shares upon the occurrence of certain trigger events relating to financial viability (the Non-Viability Contingent Capital or NVCC requirements) in order to qualify as regulatory capital. As of January 1, 2013, all outstanding capital instruments that do not meet the NVCC requirements will be considered non-qualifying capital instruments and will be phased out beginning January 1, 2013 at the rate of 10 per cent each year for 10 years. The Non-Cumulative First Preferred Shares Series AZ, BB, BD, BF, BH, BI, BJ, BK and BM contain non-viability contingent capital provisions necessary for the shares to qualify as Tier 1 regulatory capital under Basel III and are therefore convertible into common shares upon the occurrence of a non-viability contingent capital trigger event.

We are prohibited by the Bank Act from declaring any dividends on our preferred or common shares when we are, or would be placed as a result of the declaration, in contravention of the capital adequacy and liquidity regulations or any regulatory directives issued under the Bank Act. We may not pay dividends on our common shares or redeem, purchase or otherwise retire common shares or preferred shares at any time without the approval of the holders of outstanding First Preferred Shares unless all dividends to which First Preferred Shareholders are then entitled have been declared and paid or set apart for payment.

On November 2, 2015, in connection with the merger of City National with and into USA Holdco, the Bank issued Non-Cumulative First Preferred Shares Series C-1 and C-2 (the Series C Preferred Shares) in exchange for two series of outstanding City National preferred stock. Currently, only the Non-Cumulative First Preferred Shares Series C-2 remain outstanding.

In the event the Bank fails to pay, declare, or set aside for payment, dividends on any of the Series C Preferred Shares or any other series of preferred shares of the Bank for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors of the board of directors shall be increased by two at the Bank’s first annual meeting of shareholders held thereafter. The holders of the Series C Preferred Shares shall have the right, together with holders of any shares that, by their terms, expressly provide that they rank pari passu with the Series C Preferred Shares (the Series C Parity Shares) and that have similar voting rights, if any, to elect, as a class together, such additional two members to the Bank’s board of directors for a term of one year. Upon the payment, or the declaration and setting aside for payment, in full, of all the cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding preferred shares of the Bank, the terms of such two directors shall terminate and the number of directors of the Bank’s board of directors shall be reduced by two and the voting rights of the holders of the Series C Preferred Shares and the Series C Parity Shares shall cease (subject to the revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods).

Second preferred shares may be issued, from time to time, in one or more series with such rights, privileges, restrictions and conditions as the board of directors may determine, subject to the Bank Act and to the Bank’s by-laws. There are no second preferred shares currently outstanding. Second preferred shares would rank junior to the first preferred shares. Second preferred shares would be entitled to preference over the common shares and over any other shares ranking junior to the second preferred shares with respect to the payment of dividends and in the distribution of property in the event of our liquidation, dissolution or winding-up.

Except as outlined above with respect to the Series C Preferred Shares and the Series C Parity Shares, holders of the first and second preferred shares are not entitled to any voting rights as a class except as provided under the Bank Act or the Bank’s by-laws. Under the Bank Act, the Bank may not create any other class of shares ranking equal with or superior to a particular class of preferred shares, increase the authorized number of, or amend the rights, privileges, restrictions or conditions attaching to such class of preferred shares, without the approval of the holders of that class of preferred shares.

Any approval to be given by the holders of the first and second preferred shares may be given in writing by the holders of not less than all of the outstanding preferred shares of each class or by a resolution carried by the affirmative vote of not less than 66 2/3 per cent of the votes cast at a meeting of holders of each class of preferred shares at which a quorum is represented. A quorum at any meeting of holders of each class of preferred shares is 51 per cent of the shares entitled to vote at such meeting, except that at an adjourned meeting there is no quorum requirement.

Additional information about the Bank’s share capital can be found under the “Capital management” section beginning on page 91 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein.

Prior Sales

For information about the Bank’s issuances of subordinated debentures since October 31, 2016, see the “Capital management” section beginning on page 91 of our 2017 Management’s Discussion and Analysis and “Subordinated debentures” in Note 19 on page 181 of our 2017 Annual Consolidated Financial Statements, which section and note are incorporated by reference herein.

Constraints

The Bank Act contains restrictions (which are subject to any orders that may be issued by the Governor in Council) on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. The following is a summary of such restrictions.

Subject to certain exceptions contained in the Bank Act, no person may be a major shareholder of a bank having equity of $12 billion or more (which includes the Bank). A person is a major shareholder if:

(a)	the aggregate of the shares of any class of voting shares of the Bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20 per cent of that class of voting shares, or

(b)	the aggregate of shares of any class of non-voting shares of the Bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30 per cent of that class of non-voting shares.

Additionally, no person may have a significant interest in any class of shares of a bank (including the Bank) unless the person first receives the approval of the Minister of Finance. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10 per cent of all of the outstanding shares of that class of shares of such bank.

In addition, the Bank Act prohibits a bank from purchasing or redeeming any of its shares or paying any dividends if there are reasonable grounds for believing the bank is, or the payment would cause the bank to be, in contravention of the Bank Act requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto. Under the Bank Act, the Bank cannot redeem or purchase any shares for cancellation unless the prior consent of the Superintendent has been obtained.

Subject to certain exceptions, the Bank Act also prohibits the registration of a transfer or issue of any shares of a Canadian bank to any government or governmental agency of Canada or any province of Canada, or to any government of any foreign country, or any political subdivision, or agency of any foreign country.

Ratings

Our ability to access unsecured funding markets and to engage in certain collateralized business activities on a cost-effective basis is primarily dependent upon maintaining competitive credit ratings. Our credit ratings are largely determined by the rating agencies’ assessment of the quality of our earnings, the adequacy of our capital and the effectiveness of our risk management programs. There can be no assurance that our credit ratings and rating outlooks will not be lowered or that ratings agencies will not issue adverse commentaries about us, potentially resulting in adverse consequences for our funding capacity or access to capital markets.

A lowering of our credit ratings may also affect our ability, and the cost, to enter into normal course derivative or hedging transactions and may require us to post additional collateral under certain contracts. However, we estimate, based on periodic reviews of ratings triggers embedded in our existing businesses and of our funding capacity sensitivity, that a minor downgrade would not materially influence our liability composition, funding access, collateral usage and associated costs.

As at November 28, 2017, the Bank received the following solicited ratings from the rating agencies listed below:3

		RATING	RANK*
Moody’s Investors Service	Long-term Senior Debt Short-term Debt Subordinated Debt NVCC Subordinated Debt Preferred Shares NVCC Preferred Shares	A1 P-1 Baa1 Baa2 Baa3 Baa3	5 of 21 1 of 4 8 of 21 9 of 21 10 of 21 10 of 21
Standard & Poor’s	Long-term Senior Debt Short-term Debt Subordinated Debt NVCC Subordinated Debt Preferred Shares NVCC Preferred Shares	AA- A-1+ A A- BBB+ BBB	4 of 22 1 of 6 6 of 22 7 of 22 8 of 22 9 of 22
Fitch Ratings	Long-term Senior Debt Short-term Debt Subordinated Debt NVCC Subordinated Debt Preferred Shares NVCC Preferred Shares	AA F1+ AA- - - -	3 of 23 1 of 8 4 of 23 - - -
DBRS	Long-term Senior Debt Short-term Debt Subordinated Debt NVCC Subordinated Debt Preferred Shares NVCC Preferred Shares	AA R-1 (high) AA (low) A (low) Pfd-2 (high) Pfd-2	3 of 26 1 of 10 4 of 26 7 of 26 4 of 16 5 of 16
*	Relative rank of each rating within the organization’s overall classification system.

A definition of the categories of each rating as at November 28, 2017 has been obtained from the respective rating agency’s website and is outlined in Appendix B, and a more detailed explanation may be obtained from the applicable rating agency.

[3]	On August 17, 2016, Kroll Bond Rating Agency (Kroll), which is registered with the SEC as a nationally recognized statistical rating organization, affirmed the senior unsecured long-term debt and deposit ratings of AA (ranking 3 of 22) and the short-term rating of K1+ (ranking 1 of 7) for RBC. Kroll’s outlook on all long-term ratings for RBC was revised to negative from stable on August 17, 2016. These ratings were unsolicited and RBC did not participate in the ratings process.

On June 6, 2016, S&P revised our outlook to negative from stable.

On May 10, 2017, Moody’s lowered our senior long-term debt rating one notch, along with our large Canadian peers due to Moody’s change to Canada’s macroeconomic profile. Moody’s also affirmed our negative outlook.

On July 31, 2017, DBRS revised our outlook to stable from negative.

On October 27, 2017, Fitch Ratings revised our outlook to stable from negative.

Credit ratings, including stability or provisional ratings (collectively, Ratings) are not recommendations to purchase, sell or hold a financial obligation inasmuch as they do not comment on market price or suitability for a particular investor. Ratings may not reflect the potential impact of all risks on the value of securities. In addition, real or anticipated changes in the rating assigned to a security will generally affect the market value of that security. Ratings are determined by the rating agencies based on criteria established from time to time by them and are subject to revision or withdrawal at any time by the rating organization. Each Rating listed in the chart above should be evaluated independently of any other Rating applicable to our debt and preferred shares. As is customary, RBC pays rating agencies to assign Ratings for the parent company as well as our subsidiaries, and for certain other services.

Additional information about Ratings is provided under “Transactional/positional risk drivers – Liquidity and funding risk – Credit ratings” on pages 79 and 80 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein.

MARKET FOR SECURITIES

Trading Price and Volume

The Bank’s common shares are listed on the Toronto Stock Exchange (TSX) in Canada, the New York Stock Exchange (NYSE) in the U.S. and the SIX Swiss Exchange (SIX) in Switzerland. The Bank’s preferred shares, except the Series C Preferred Shares, are listed on the TSX. The Bank’s Depositary Shares (representing interests in the Series C Preferred Shares) are listed on the NYSE.

The following table sets out the price range and trading volumes of the common shares on the TSX and the US Composite for the periods indicated. Prices are based on the reported amounts from the TSX Historical Data Access (TSX HDA) and NYSEConnect.

	Common Shares (TSX)			Common Shares (NYSE)
Month	High ($)	Low ($)	Volume	High (US$)	Low (US$)	Volume
November 2016	90.16	81.82	51,064,972	67.11	60.92	21,098,940
December 2016	92.29	86.83	50,439,438	69.70	64.92	17,618,857
January 2017	94.90	91.11	45,900,084	72.25	67.85	19,817,072
February 2017	99.90	93.25	51,016,647	76.01	71.37	20,050,086
March 2017	99.39	94.30	67,624,913	74.24	70.36	25,556,628
April 2017	98.26	93.11	76,308,499	73.27	68.19	22,337,175
May 2017	94.85	90.73	94,151,676	70.75	66.66	24,496,786
June 2017	96.20	92.51	71,795,510	73.71	68.56	24,984,938
July 2017	95.83	92.30	34,272,979	75.86	72.18	19,394,568
August 2017	94.88	91.55	41,771,892	75.27	72.61	20,788,421
September 2017	96.98	90.13	49,973,581	77.78	73.10	15,739,032
October 2017	102.15	96.60	41,111,076	80.98	77.35	18,145,910

The following tables provide the price range and trading volumes of the First Preferred Shares on the TSX for the periods indicated. Prices are based on the reported amounts from the TSX HDA.

	Series W			Series AA
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2016	25.22	24.30	102,859	25.15	24.85	219,199
December 2016	24.89	24.49	72,862	25.17	24.96	195,446
January 2017	25.15	24.54	136,855	25.30	25.00	185,301
February 2017	25.12	24.84	189,937	25.31	25.10	170,388
March 2017	25.24	24.97	127,262	25.23	25.10	249,630
April 2017	25.50	25.10	118,063	25.49	25.10	164,957
May 2017	25.33	25.02	107,112	25.33	25.11	101,239
June 2017	25.40	25.16	66,193	25.29	25.16	240,843
July 2017	25.35	24.92	136,565	25.40	25.12	66,882
August 2017	25.05	24.52	69,772	25.34	25.11	174,323
September 2017	25.11	24.76	159,558	25.37	25.15	336,663
October 2017	25.34	24.96	91,820	25.66	25.24	118,446

	Series AB*			Series AC			Series AD
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2016	25.34	25.03	150,246	25.23	24.92	60,311	25.15	25.00	165,844
December 2016	25.25	25.05	94,441	25.16	24.98	49,592	25.16	24.94	250,107
January 2017	25.38	25.08	138,327	25.33	25.05	37,075	25.34	25.04	71,534
February 2017	25.42	25.20	128,986	25.44	25.17	82,343	25.28	25.11	60,053
March 2017	25.48	25.22	136,589	25.34	25.22	177,717	25.25	25.10	202,699
April 2017	25.74	25.27	104,065	25.52	25.14	141,489	25.48	25.16	122,631
May 2017	25.62	25.24	148,937	25.59	25.22	56,456	25.37	25.17	161,661
June 2017	25.51	25.29	168,971	25.37	25.22	128,802	25.35	25.20	138,328
July 2017	25.50	25.18	196,278	25.46	25.16	539,770	25.43	25.19	102,556
August 2017	25.46	25.07	1,192,423	25.32	25.19	62,191	25.37	25.20	154,821
September 2017	25.11	25.08	736,717	25.37	25.20	483,223	25.43	25.18	458,346
October 2017	-	-	-	25.54	25.20	79,154	25.74	25.33	61,207
*	All issued and outstanding Non-Cumulative First Preferred Shares Series AB were redeemed on September 27, 2017.

	Series AE			Series AF			Series AG
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2016	25.13	24.88	119,715	25.13	24.97	120,604	25.14	24.72	192,568
December 2016	25.15	24.97	66,387	25.14	24.97	108,971	25.14	24.90	212,451
January 2017	25.33	25.06	96,170	25.31	25.00	112,671	25.33	25.02	175,286
February 2017	25.31	25.10	98,663	25.25	25.10	100,383	25.26	25.07	136,646
March 2017	25.24	25.12	159,902	25.25	25.07	146,241	25.26	25.12	521,100
April 2017	25.45	25.14	134,581	25.45	25.10	89,276	25.41	25.10	198,318
May 2017	25.51	25.17	361,123	25.50	25.15	87,901	25.36	25.04	81,867
June 2017	25.29	25.20	127,012	25.27	25.16	473,336	25.28	25.20	66,471
July 2017	25.40	25.15	66,599	25.36	25.07	100,347	25.40	25.11	56,148
August 2017	25.32	25.18	95,717	25.28	25.12	81,632	25.30	25.16	64,414
September 2017	25.40	25.18	238,458	25.36	25.17	323,804	25.35	25.17	212,803
October 2017	25.59	25.23	101,934	25.64	25.28	51,452	25.75	25.30	88,886

	Series AJ			Series AK			Series AL
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2016	24.60	24.00	383,514	23.68	23.04	12,445	25.50	25.11	204,603
December 2016	24.95	24.00	134,003	23.47	22.99	40,151	25.71	25.11	166,515
January 2017	24.98	24.57	109,500	24.04	23.35	26,181	26.18	25.15	88,875
February 2017	24.99	24.40	174,814	24.00	23.75	10,669	25.64	25.18	71,991
March 2017	24.80	24.41	244,056	23.97	23.77	47,628	25.58	25.20	62,131
April 2017	25.00	24.61	273,646	24.00	23.88	13,515	25.85	25.34	121,304
May 2017	24.98	24.45	327,241	24.47	23.90	16,625	25.68	25.31	98,710
June 2017	24.98	24.50	148,351	24.45	24.00	37,200	25.90	25.30	75,399
July 2017	24.90	24.60	323,077	24.58	24.39	25,400	25.46	25.20	225,550
August 2017	24.89	24.62	127,584	24.55	24.25	42,950	25.30	25.16	562,593
September 2017	25.01	24.68	65,548	24.81	24.36	35,480	25.47	25.22	254,536
October 2017	25.17	24.83	386,123	24.84	24.55	23,625	25.77	25.35	72,998

	Series AZ			Series BB			Series BD
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2016	19.54	18.73	613,940	19.50	18.75	623,344	21.45	20.04	614,775
December 2016	19.64	18.79	840,265	19.73	18.76	656,825	21.56	20.30	691,194
January 2017	21.18	19.58	796,445	21.37	19.64	678,847	23.19	21.50	488,229
February 2017	22.15	20.92	541,081	22.14	21.06	540,352	23.55	22.63	398,778
March 2017	22.69	21.87	563,576	22.69	21.84	524,599	23.79	22.93	554,671
April 2017	22.79	21.90	619,637	22.91	21.82	320,403	23.98	23.00	450,834
May 2017	22.06	20.89	255,146	21.97	20.80	354,072	23.16	22.14	300,241
June 2017	21.85	20.55	753,759	21.85	20.54	617,809	23.73	22.01	393,016
July 2017	22.31	21.75	640,151	22.40	21.81	460,396	23.98	23.55	265,700
August 2017	22.34	21.34	256,458	22.40	21.43	212,794	23.94	23.02	160,062
September 2017	22.50	21.79	534,589	22.57	21.82	440,458	24.23	23.43	197,688
October 2017	24.36	22.45	725,024	24.22	22.57	260,452	25.00	24.00	417,663

	Series BF			Series BH			Series BI
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2016	21.15	19.76	208,021	25.15	24.23	75,659	25.12	24.18	168,298
December 2016	21.50	19.95	180,257	24.70	24.15	40,534	24.75	24.10	130,084
January 2017	22.98	21.45	330,904	25.01	24.41	83,019	25.00	24.45	193,232
February 2017	23.42	22.67	176,112	25.25	24.86	56,625	25.10	24.67	140,607
March 2017	23.58	22.83	265,625	25.60	24.96	56,818	25.39	25.00	110,656
April 2017	23.50	22.59	321,195	25.75	25.02	67,184	25.56	25.12	117,320
May 2017	22.81	21.60	157,806	26.00	25.36	90,856	25.49	25.15	100,089
June 2017	23.25	21.43	169,211	25.99	25.52	81,299	25.70	25.32	46,017
July 2017	23.45	23.12	217,012	25.64	25.23	30,070	25.51	25.08	57,122
August 2017	23.49	22.68	77,211	25.79	25.14	37,176	25.47	25.00	53,524
September 2017	23.85	23.04	214,047	25.43	25.13	25,470	25.22	24.94	84,154
October 2017	24.83	23.85	195,538	25.72	25.30	135,587	25.60	25.11	127,624

	Series BJ			Series BK			Series BM
Month	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
November 2016	26.13	24.70	121,306	26.72	25.90	903,276	26.85	26.02	374,725
December 2016	25.54	24.82	84,008	27.15	26.34	667,770	27.40	26.35	212,541
January 2017	25.73	25.34	60,638	27.14	26.61	756,725	27.44	26.74	517,127
February 2017	26.07	25.45	61,513	27.04	26.62	485,510	27.22	26.90	184,272
March 2017	26.05	25.63	42,428	27.20	26.90	483,057	27.44	26.95	289,628
April 2017	26.39	25.90	72,935	27.55	27.04	582,407	27.60	27.04	826,490
May 2017	26.20	25.98	114,323	27.14	26.80	335,426	27.25	26.80	736,086
June 2017	26.43	26.20	38,164	27.09	26.75	483,342	27.14	26.84	676,528
July 2017	26.27	25.51	64,616	27.00	26.60	675,036	27.10	26.72	376,027
August 2017	25.80	25.34	42,536	26.82	26.60	634,874	26.85	26.66	763,447
September 2017	25.70	25.25	60,403	26.85	26.55	387,071	26.86	26.64	1,010,445
October 2017	25.73	25.31	63,519	27.05	26.50	1,070,702	27.14	26.69	744,743

The following table provides the price range and trading volumes of the Depositary Shares on the NYSE for the period indicated. Prices are based on the reported amounts from NYSEConnect.

	Series C-1*			Series C-2
Month	High (US$)	Low (US$)	Volume	High (US$)	Low (US$)	Volume
November 2016	25.95	25.50	103,856	30.00	27.55	27,845
December 2016	25.66	25.20	62,175	28.01	27.52	10,235
January 2017	25.74	25.17	56,819	29.05	27.65	17,289
February 2017	25.84	25.08	108,720	28.63	27.98	27,516
March 2017	25.82	24.73	103,716	29.70	28.25	13,992
April 2017	25.80	25.55	47,293	30.45	29.06	4,506
May 2017	25.79	25.15	83,692	29.37	28.20	30,888
June 2017	25.69	25.50	60,640	29.50	28.62	11,183
July 2017	25.79	25.65	32,452	30.04	29.35	4,822
August 2017	25.79	25.00	65,986	30.59	29.00	9,560
September 2017	25.34	25.24	28,289	29.99	29.20	5,024
October 2017	25.40	25.28	132,330	30.00	29.00	7,573
*	All issued and outstanding Non-Cumulative First Preferred Shares Series C-1 were redeemed on November 13, 2017.

DIVIDENDS

The Bank has had an uninterrupted history of paying dividends on its common shares and on each of its outstanding series of first preferred shares. Information about the Bank’s dividends paid or payable per share on the common shares and each outstanding series of first preferred shares in each of the two most recently completed years appears under the heading “Selected share data” in the Capital management section on page 98 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein. Information about restrictions on the payment of dividends appears under the heading “Restrictions on the payment of dividends” in Note 21 on page 183 of our 2017 Annual Consolidated Financial Statements, which note is incorporated by reference herein.

The declaration amount and payment of future dividends will be subject to the discretion of the Bank’s board of directors, and will be dependent upon the Bank’s results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends and other factors deemed relevant by the board of directors. Information about our dividends and our dividend payout ratio (common share dividends as a percentage of net income less preferred share dividends) is provided under the “Capital management” section beginning on page 97 of our 2017 Management’s Discussion and Analysis, which section is incorporated by reference herein.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

The following are the Bank’s directors as at November 28, 2017:

Name and Year Elected	Province/State and Country of Residence	Occupation
Andrew A. Chisholm (2016)	Ontario, CAN	Corporate Director
Jacynthe Côté (2014)	Quebec, CAN	Corporate Director
Toos N. Daruvala (2015)	New York, U.S.A.	Co-Chief Executive Officer, McKinsey Investment Office
David F. Denison (2012)	Ontario, CAN	Corporate Director
Alice D. Laberge (2005)	British Columbia, CAN	Corporate Director
Michael H. McCain (2005)	Ontario, CAN	President and Chief Executive Officer, Maple Leaf Foods Inc.
David I. McKay (2014)	Ontario, CAN	President and Chief Executive Officer, Royal Bank of Canada
Heather Munroe-Blum (2011)	Quebec, CAN	Professor of Medicine and Principal Emerita, McGill University
Thomas A. Renyi (2013)	Maine, U.S.A.	Corporate Director
Kathleen P. Taylor (2001)	Ontario, CAN	Chair of the Board, Royal Bank of Canada
Bridget A. van Kralingen (2011)	New York, U.S.A.	Senior Vice-President, IBM Industry Platforms, International Business Machines Corporation (IBM)

Name and Year Elected	Province/State and Country of Residence	Occupation
Thierry Vandal (2015)	New York, U.S.A.	President, Axium Infrastructure US Inc.
Jeffery W. Yabuki (2017)	Wisconsin, U.S.A.	President and Chief Executive Officer, Fiserv, Inc.

Directors are elected annually and hold office until the next annual meeting of shareholders. Since November 1, 2012, the directors have held the principal occupations described above, except for the following:

Mr. Andrew A. Chisholm was an Advisory Director at Goldman Sachs & Co. prior to his retirement in April 2016 and Senior Strategy Officer at Goldman Sachs & Co. prior to 2014.

Ms. Jacynthe Côté was President and Chief Executive Officer of Rio Tinto Alcan prior to September 2014.

Mr. Toos N. Daruvala was director and senior partner prior to December 2015 and Director Emeritus and Senior Advisor prior to January 2017 at McKinsey & Company.

Mr. David I. McKay was President of Royal Bank of Canada prior to August 2014 and Group Head, Personal & Commercial Banking of Royal Bank of Canada prior to March 2014.

Dr. Heather Munroe-Blum was Principal and Vice-Chancellor of McGill University prior to June 2013.

Ms. Kathleen P. Taylor was President and Chief Executive Officer of Four Seasons Hotels and Resorts prior to January 2013.

Ms. Bridget A. van Kralingen was Senior Vice-President, IBM Global Business Services, IBM from January 2012 to August 2016.

Mr. Thierry Vandal was President and Chief Executive Officer of Hydro-Québec prior to May 2015.

Committees of the Board

Audit Committee: D.F. Denison (Chair), A.A. Chisholm, J. Côté, M.H. McCain, T. Vandal and J.W. Yabuki.

Risk Committee: T.N. Daruvala (Chair), D.F. Denison, H. Munroe-Blum, A.D. Laberge, T.A. Renyi and B.A. van Kralingen.

Governance Committee: H. Munroe-Blum (Chair), A.A. Chisholm, J. Côté, T.N. Daruvala, T.A. Renyi and J. W. Yabuki.

Human Resources Committee: A.D. Laberge (Chair), M.H. McCain, H. Munroe-Blum, B.A. van Kralingen and T. Vandal.

Executive Officers

The following are the Bank’s executive officers as at November 28, 2017:

Name	Province and Country of Residence	Title

Rod Bolger	Ontario, CAN	Chief Financial Officer

Michael Dobbins	Ontario, CAN	Chief Strategy & Corporate Development Officer

Helena Gottschling	Ontario, CAN	Chief Human Resources Officer

Douglas Guzman	Ontario, CAN	Group Head, Wealth Management & Insurance

Mark Hughes	Ontario, CAN	Group Chief Risk Officer

Douglas McGregor	Ontario, CAN	Group Head, Capital Markets and Investor & Treasury Services

David I. McKay	Ontario, CAN	President & Chief Executive Officer

Neil McLaughlin	Ontario, CAN	Group Head, Personal & Commercial Banking

Bruce Ross	Ontario, CAN	Group Head, Technology and Operations

Jennifer Tory	Ontario, CAN	Chief Administrative Officer

Since or prior to November 1, 2012, as applicable, the executive officers have held the positions described below:

Mr. Rod Bolger was appointed to Group Executive in his role as Chief Financial Officer effective December 1, 2016. Prior to his current role, Mr. Bolger was Executive Vice President, Finance and Controller since 2011.

Mr. Michael Dobbins was appointed to Group Executive in his role as Head, Strategy and Corporate Development effective November 1, 2016. Prior to his current role, Mr. Dobbins was Executive Vice President, Personal Financing Products Canada & U.S. since 2010.

Ms. Helena Gottschling was appointed to Group Executive in her role as Chief Human Resources Officer effective June 1, 2017. Prior to her current role, Ms. Gottschling was Senior Vice President, Human Resources since January 2008.

Mr. Douglas Guzman was appointed to Group Executive in his role as Group Head, Wealth Management & Insurance effective November 1, 2015. Prior to his current role, Mr. Guzman was Managing Director and Head Global Investment Banking, Capital Markets since 2006.

Mr. Mark Hughes was appointed to Group Executive in his role as Chief Risk Officer of Royal Bank of Canada effective January 2014. Prior to his current role, Mr. Hughes was Executive Vice-President and Chief Operating Officer for RBC Capital Markets since November 2008.

Mr. Douglas McGregor was appointed to Group Executive in his role as Co-Group Head, Capital Markets in November 2008 and effective October 31, 2012 was appointed Co-Group Head, Capital Markets and Investor & Treasury Services. Mr. McGregor assumed full responsibilities for these businesses effective December 4, 2013.

Mr. David I. McKay was appointed President of Royal Bank of Canada effective in February 2014 and Chief Executive Officer effective in August 2014. Mr. McKay was appointed to Group Executive in his role as Group Head, Canadian Banking in April 2008 and effective October 31, 2012 was appointed Group Head, Personal & Commercial Banking.

Mr. Neil McLaughlin was appointed to Group Executive in his role as Group Head, Personal & Commercial Banking effective May 2017. Prior to his current role, Mr. McLaughlin was Executive Vice President, Business Financial Services, Personal & Commercial Banking since October 2014.

Mr. Bruce Ross was appointed to Group Executive in his role as Group Head, Technology and Operations effective in January 2014. Prior to joining RBC, Mr. Ross was with IBM, holding a series of progressively more senior positions.

Ms. Jennifer Tory was appointed Chief Administrative Officer effective May 2017. Ms. Tory was appointed to Group Executive in her role as Group Head, Personal & Commercial Banking effective April 2014. Prior to joining Group Executive, Ms. Tory was Regional President, Greater Toronto Region since November 2005.

Ownership of Securities

To our knowledge, as at October 31, 2017, the directors and executive officers, as a group, beneficially own or exercise control or direction over less than one per cent (1%) of our common and preferred shares. None of our directors or executive officers holds shares of our subsidiaries except where required for qualification as a director of a subsidiary.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the best of our knowledge, no director or executive officer,

(a)	is, as at November 28, 2017 or has been, within the 10 years before, a director, chief executive officer or chief financial officer of any company (including our company), that while that person was acting in that capacity,

(i)

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under Canadian securities legislation,[4] for a period of more than 30 consecutive days, or

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director, chief executive officer or chief financial officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under Canadian securities legislation,[4] for a period of more than 30 consecutive days, or

4 National Instrument 14-101 restricts the meaning of “securities legislation” to Canadian provincial and territorial legislation and “securities regulatory authority” to Canadian provincial and territorial securities regulatory authorities.

(b)	is, as at November 28, 2017 or has been, within the 10 years before, a director or executive officer of any company (including our company), that while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or

(c)	has, within the 10 years before November 28, 2017, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer.

To the best of our knowledge, none of our directors or executive officers have been subject to (a) any penalties or sanctions imposed by a court relating to Canadian securities legislation5 or by a Canadian securities regulatory authority5 or has entered into a settlement agreement with a Canadian securities regulatory authority,5 or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

To the best of our knowledge, no director or executive officer has an existing or potential material conflict of interest with us or any of our subsidiaries.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

In the ordinary course of our business, we are routinely involved in or parties to various ongoing, pending and threatened legal actions and proceedings.

A description of certain legal proceedings to which we are a party appears in Note 26 “Legal and regulatory matters” beginning on page 193 of our 2017 Annual Consolidated Financial Statements, which note is incorporated by reference herein.

Since October 31, 2016, (a) there have been no penalties or sanctions imposed against us by a court relating to Canadian securities legislation5 or by a Canadian securities regulatory authority5 which are individually or in the aggregate material to the Bank, (b) there have been no other penalties or sanctions imposed by a court or regulatory body against us that would likely be considered important to a reasonable investor in making an investment decision, and (c) we have not entered into any settlement agreements with a court relating to Canadian securities legislation5 or with a Canadian securities regulatory authority,5 except that three subsidiaries in our Wealth Management business – RBC Dominion Securities Inc., Royal Mutual Funds Inc. and RBC Phillips, Hager & North Investment Counsel Inc. (the Registrants) – entered into a no-contest settlement agreement with, and made a voluntary payment of $925,000 (and $50,000 towards costs) to, the Ontario Securities Commission (the OSC) in connection with alleged control and supervision inadequacies relating to fees charged to clients. The Registrants detected and self-reported these control and supervision inadequacies to the OSC, corrected them, and agreed to pay more than $21.8 million to compensate clients and former clients who were impacted. The no-contest settlement agreement was approved by the OSC pursuant to an order dated June 21, 2017. This settlement was not material to RBC.

5 National Instrument 14-101 restricts the meaning of “securities legislation” to Canadian provincial and territorial legislation and “securities regulatory authority” to Canadian provincial and territorial securities regulatory authorities.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the best of our knowledge, there were no directors or executive officers or any associate or affiliate of a director or executive officer with a material interest in any transaction within the three most recently completed financial years or during the current financial year that has materially affected us or is reasonably expected to materially affect us.

TRANSFER AGENT AND REGISTRAR

For Canada and the Caribbean, Computershare Trust Company of Canada is the transfer agent and registrar for our common shares and our preferred shares. Their principal offices are in the cities of: Montreal, QC; Toronto, ON; Calgary, AB and Vancouver, BC. In the U.S., Computershare Trust Company, N.A. is the co-transfer agent located in Canton, Massachusetts. In the U.K., Computershare Investor Services PLC is the co-transfer agent located in Bristol, England.

EXPERTS

PricewaterhouseCoopers LLP (PwC), Chartered Professional Accountants, prepared the Report of Independent Registered Public Accounting Firm in respect of our audited Annual Consolidated Financial Statements, which comprise the consolidated balance sheets as at October 31, 2017 and October 31, 2016 and the consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended October 31, 2017 and the related notes, which comprise a summary of significant accounting policies and other explanatory information and in respect of our internal control over financial reporting as at October 31, 2017. PwC has advised that they are independent with respect to the Bank within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and the rules of the SEC and the requirements of the Public Company Accounting Oversight Board.

AUDIT COMMITTEE

Audit Committee Mandate

The mandate of the Audit Committee is attached as Appendix C to this Annual Information Form.

Composition of Audit Committee

The Audit Committee consists of David F. Denison (Chair), Andrew A. Chisholm, Jacynthe Côté, Michael H. McCain, Thierry Vandal and Jeffery W. Yabuki. The board has determined that each member of the Audit Committee is independent under our Director Independence Policy, which incorporates the independence standards under applicable Canadian and U.S. laws and regulations and none receives, directly or indirectly, any compensation from us other than ordinary course compensation for service as a member of the board of directors and its committees or of a board of directors of one or more of our subsidiaries. All members of the Audit Committee are financially literate within the meaning of National Instrument 52-110 – Audit Committees and of the Corporate Governance Standards of the NYSE. In considering the criteria for determining financial literacy, the board of directors looks at the ability of a director to read and understand a balance sheet, an income statement and a cash flow statement of a financial institution. The board has determined that each of David F. Denison, Jacynthe Côté, Thierry Vandal and Jeffery W. Yabuki qualifies as an “audit committee financial expert” as defined by the SEC.

Relevant Education and Experience of Audit Committee Members

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his or her responsibilities as an Audit Committee member is as follows:

Andrew A. Chisholm, B.Comm., M.B.A. earned his Bachelor of Commerce from Queen’s University and his M.B.A. from the University of Western Ontario. Mr. Chisholm served in various leadership capacities with Goldman Sachs & Co. during his 31 years with the firm. He also served as an Advisory Director of the firm from 2014 until his retirement in April 2016. Mr. Chisholm has been a member of our Audit Committee since July 2016.

Jacynthe Côté, B.Sc., earned her Bachelor of Science degree from Laval University. Ms. Côté was President and Chief Executive Officer of Rio Tinto Alcan from 2009 to 2014 and was President and Chief Executive Officer of Rio Tinto Alcan’s Primary Metal business group, following Rio Tinto’s acquisition of Alcan Inc. in October 2007. Ms. Côté has been a member of our Audit Committee since October 2014.

David F. Denison, O.C., B.Sc., B.Ed., FCPA, FCA, earned his bachelor degrees in mathematics and education from the University of Toronto and is a Chartered Professional Accountant, Chartered Accountant and a Fellow of CPA Ontario. Mr. Denison was President and Chief Executive Officer of the Canada Pension Plan Investment Board from 2005 to 2012, is a director of Allison Transmission Holdings, Inc. and BCE Inc. and is also a director and Chair of the Board of Hydro One Limited. Mr. Denison has been a member of our Audit Committee since August 2012.

Michael H. McCain, B.B.A., earned his Bachelor of Business Administration (Honours) degree from University of Western Ontario. Mr. McCain is President and Chief Executive Officer of Maple Leaf Foods Inc. (a food processing company) and President and a director of McCain Capital Inc. Mr. McCain serves as a director of Maple Leaf Foods Inc. Mr. McCain has been a member of our Audit Committee since April 2017.

Thierry Vandal, B.Eng., M.B.A., earned his engineering degree from École Polytechnique de Montréal and his M.B.A. from École des Hautes Études Commerciales Montréal. Mr. Vandal is President of Axium Infrastructure U.S. Inc., and from 2005 to May 2015 served as President and Chief Executive Officer of Hydro-Québec. Mr. Vandal is also a director of Veresen Inc. Mr. Vandal has been a member of our Audit Committee since July 2015.

Jeffery W. Yabuki, B.S., earned his Bachelor of Science in Business Administration and Accounting from California State University, Los Angeles, and was previously licensed as a Certified Public Accountant. Mr. Yabuki is President and Chief Executive Officer of Fiserv, Inc. and from 1999 to 2005 held various senior positions at H&R Block, Inc., including the position of Executive Vice President and Chief Operating Officer. Mr. Yabuki serves as a director of Fiserv, Inc.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval by the Audit Committee of audit services and other services within permissible categories of non-audit services. The policy prohibits us from engaging the auditor for “prohibited” categories of non-audit services. A copy of our Pre-Approval Policies and Procedures can be found in Appendix D.

Independent Registered Public Accounting Firm Fees

Following a tender process, PwC was appointed our auditor by the Board of Directors on January 29, 2016, which appointment was approved by the Bank’s shareholders at the Annual and Special Meeting of Common Shareholders held on April 6, 2016. Fees relating to the years ended October 31, 2017 and October 31, 2016 to PwC and its affiliates were $40.1 million and $35.7 million respectively and are detailed below. The nature of each category of fees is also described below.

	Year ended October 31, 2017 ($Millions)			Year ended October 31, 2016(1) ($Millions)
	Bank and Subsidiaries	Mutual Funds(2)	Total	Bank and Subsidiaries	Mutual Funds(2)	Total
Audit fees	30.1	2.0	32.1	28.0	1.7	29.7
Audit-related fees	6.6	-	6.6	4.7	-	4.7
Tax fees	0.1	0.3	0.4	0.1	0.3	0.4
All other fees	0.5	0.5	1.0	0.5	0.4	0.9
Total fees	37.3	2.8	40.1	33.3	2.4	35.7

(1) The 2016 amounts have been updated to reflect $4.5 million of additional audit and audit-related fees which relate to the year ended October 31, 2016.

(2) The Mutual Funds category includes fees paid for professional services provided by PwC for certain mutual funds managed by subsidiaries of the Bank. In addition to other administrative costs, the subsidiaries are responsible for the auditors’ fees for professional services rendered in connection with the annual audit, statutory and regulatory filings and other services for the Mutual Funds in return for a fixed administration fee.

Audit Fees

Audit fees were paid for professional services rendered by the auditor for the integrated audit of the Annual Consolidated Financial Statements of the Bank, including its audit of the effectiveness of our internal control over financial reporting, and any financial statement audits of our subsidiaries. In addition, audit fees were paid for services that generally only the Bank’s independent auditor reasonably can provide including services provided in connection with statutory and regulatory filings related to prospectuses and other offering documents.

Audit-Related Fees

Audit-related fees were paid for assurance and related services that are reasonably related to the performance of the audit or review of our Annual Consolidated Financial Statements and are not reported under the audit fees item above. These services consisted of:

•	special attest services traditionally performed by the Bank’s independent auditor;
•	reporting on the effectiveness of internal controls as required by contract or for business reasons;
•	the audits of the financial statements of our various pension plans; and
•	the audits of various trusts and limited partnerships.

Tax Fees

Tax fees were paid for tax compliance services including the review of original and amended tax returns and assistance in completing routine tax schedules and calculations.

All Other Fees

These services consist of French translation of financial statements and related continuous disclosure and other public documents containing financial information for us and certain of our subsidiaries as well as accounting and other research publications.

ADDITIONAL INFORMATION

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of our securities, and securities authorized for issuance under equity compensation plans, where applicable, is contained in the Bank’s Management Proxy Circular for the most recent annual meeting of shareholders. Additional financial information is provided in our Annual Consolidated Financial Statements and Management’s Discussion and Analysis which are included in our 2017 Annual Report.

Copies of this Annual Information Form, our 2017 Annual Report and Management Proxy Circular in respect of the most recent annual meeting of shareholders may be obtained from Investor Relations at 155 Wellington Street West, Toronto, Ontario, M5W 3K7 (416-955-7806).

This Annual Information Form, the Annual Consolidated Financial Statements and Management’s Discussion and Analysis for the year ended October 31, 2017, as well as additional information about us may be found on our website at rbc.com, on SEDAR, the Canadian Securities Administrators’ website, at sedar.com, and on the EDGAR section of the SEC’s website at sec.gov.

Information contained in or otherwise accessible through the websites mentioned in this Annual Information Form does not form a part of this Annual Information Form. All references in this Annual Information Form to websites are inactive textual references and are for your information only.

TRADEMARKS

Trademarks used in this annual information form include the LION & GLOBE Symbol, ROYAL BANK OF CANADA, RBC and RBC CAPITAL MARKETS, which are trademarks of Royal Bank of Canada used by Royal Bank of Canada and/or by its subsidiaries under license. All other trademarks mentioned in this annual information form, which are not the property of Royal Bank of Canada, are owned by their respective holders.

APPENDIX A – PRINCIPAL SUBSIDIARIES

Principal subsidiaries (1)	Principal office address (2)	Carrying value of voting shares owned by the Bank (3)

Royal Bank Holding Inc.	Toronto, Ontario, Canada	56,397
Royal Mutual Funds Inc.	Toronto, Ontario, Canada
RBC Insurance Holdings Inc.	Mississauga, Ontario, Canada
RBC Insurance Company of Canada	Mississauga, Ontario, Canada
RBC Life Insurance Company	Mississauga, Ontario, Canada
RBC Direct Investing Inc.	Toronto, Ontario, Canada
RBC Phillips, Hager & North Investment Counsel Inc.	Toronto, Ontario, Canada
R.B.C. Holdings (Bahamas) Limited	Nassau, New Providence, Bahamas
RBC Caribbean Investments Limited	George Town, Grand Cayman, Cayman Islands
Royal Bank of Canada Insurance Company Ltd.	St. Michael, Barbados
Investment Holdings (Cayman) Limited	George Town, Grand Cayman, Cayman Islands
RBC (Barbados) Funding Ltd.	St. Michael, Barbados
Capital Funding Alberta Limited	Calgary, Alberta, Canada
RBC Global Asset Management Inc.	Toronto, Ontario, Canada
RBC Investor Services Trust	Toronto, Ontario, Canada
RBC Investor Services Bank S.A.	Esch-sur-Alzette, Luxembourg
RBC (Barbados) Trading Bank Corporation	St. James, Barbados
BlueBay Asset Management (Services) Ltd	London, England

RBC USA Holdco Corporation (2)	New York, New York, U.S.	19,080
RBC Capital Markets, LLC (2)	New York, New York, U.S.
RBC Bank (Georgia), National Association (2)	Atlanta, Georgia, U.S.
City National Bank	Los Angeles, California, U.S.
RBC Global Asset Management (U.S.) Inc.	Minneapolis, Minnesota, U.S.

RBC Dominion Securities Limited	Toronto, Ontario, Canada	8,378
RBC Dominion Securities Inc.	Toronto, Ontario, Canada

RBC Finance S.à r.l./B.V. (2)	Amsterdam, Netherlands	3,200
RBC Holdings (Luxembourg) S.A R.L.	Luxembourg, Luxembourg
RBC Holdings (Channel Islands) Limited	Jersey, Channel Islands
Royal Bank of Canada (Channel Islands) Limited	Guernsey, Channel Islands

RBC Holdings (Barbados) Ltd.	St. Michael, Barbados	3,171
RBC Financial (Caribbean) Limited	Port of Spain, Trinidad and Tobago

RBC Europe Limited	London, England	1,820

RBC Capital Trust	Toronto, Ontario, Canada	1,624

Royal Bank Mortgage Corporation	Toronto, Ontario, Canada	1,173

The Royal Trust Company	Montreal, Quebec, Canada	692

Royal Trust Corporation of Canada	Toronto, Ontario, Canada	229

RBC Covered Bond Guarantor Limited Partnership	Toronto, Ontario, Canada	154

(1) The Bank directly or indirectly controls each subsidiary.

(2) Each subsidiary is incorporated or organized under the laws of the state or country in which the principal office is situated, except for RBC USA Holdco Corporation which is incorporated under the laws of the State of Delaware, U.S., RBC Capital Markets, LLC, which is organized under the laws of the State of Minnesota, U.S. RBC Finance S.à r.l. / B.V. is a company incorporated in the Netherlands with its official seat in Amsterdam, the Netherlands, and place of effective management, central administration, and principal establishment in Luxembourg, Grand Duchy of Luxembourg. RBC Bank (Georgia), National Association is a national banking association organized under the laws of the U.S. with its main office in Atlanta, Georgia and management offices in Raleigh, North Carolina.

(3) The carrying value (in millions of dollars) of voting shares is stated as the Bank’s equity in such investments.

APPENDIX B – EXPLANATION OF RATINGS AND OUTLOOK

Institution		Rating	Outlook
Moody’s	●	Obligations rated ‘Aa’ are judged to have high intrinsic, or standalone, financial strength, and subject to very low credit risk.	A rating outlook is an opinion regarding the likely direction of an issuer’s rating over the medium term.
	●	Obligations rated ‘A’ are judged to be upper-medium grade intrinsic, or standalone, financial strength, subject to lower credit risk.
	●	Issuers assessed Baa are judged to have medium-grade intrinsic, or standalone, financial strength, subject to moderate credit risk and, as such, may possess certain speculative credit elements absent any possibility of extraordinary support from an affiliate or a government.
	●	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
●

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Standard & Poor’s	●	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.	A rating outlook assesses the potential direction of a long-term credit rating over the intermediate term (typically six months to two years) and is not necessarily a precursor of a rating change.
	●	An obligation rated ‘A’ has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories.
	●	The addition of a plus or minus sign shows the relative standing within the major rating categories.
	●	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
	●	A short term obligation rated ‘A-1+’ has extremely strong capacity to meet its financial commitments.
Fitch	●	‘AA’ ratings denote expectations of very low credit risk and are judged to be of very high credit quality. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.	Rating Outlooks indicate the direction a rating is likely to move over a one- to two-year period and does not imply that a rating change is inevitable.
	●	The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.
●

An obligation rated ‘F1’ has the highest short-term credit quality. It indicates the strongest intrinsic capacity for timely payment of financial commitments. The modifier ‘+’ denotes any exceptionally strong credit feature.

Institution		Rating	Outlook
DBRS	●	An obligation rated ‘AA’ is of superior credit quality. The capacity for the payment of financial obligations is considered high and it is unlikely to be significantly vulnerable to future events. In many cases they differ from obligations rated ‘AAA’ only to a small degree. An obligation rated A is of good credit quality, but of lesser credit quality than AA, and has a substantial capacity for the payment of financial obligations.	A Positive or Negative Trend is not an indication that a rating change is imminent. Rather, a Positive or Negative Trend represents an indication that there is a greater likelihood that the rating could change in the future.
	●	Preferred shares rated Pfd-2 are of satisfactory credit quality. Protection of dividends and principal is still substantial, but earnings, the balance sheet and coverage ratios are not as strong as Pfd-1 rated companies. Generally, Pfd-2 ratings correspond with companies whose senior bonds are rated in the A category.
	●	R-1 (high) is the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.
	●	Each rating category is denoted by the subcategories “high” and “low”. The absence of either a “high” or “low” designation indicated the rating is in the middle of the category.

Institution		Rating	Outlook
Kroll Bond Rating Agency	●	An obligation rated ‘AA’ is determined to have minimal risk of loss due to credit-related events. Such obligors and obligations are deemed very high quality.

A rating outlook is an indication of the likely direction of an issuer’s rating over the medium term, generally encompassing a horizon not to exceed two years and is not necessarily a precursor to a rating change.

	●	A short-term obligation rated K1 has a very strong ability to meet short-term obligations.
	●	The modifiers “-“ or “+” may be appended to ratings in categories AA through CCC to indicate, respectively, upper and lower risk levels within the broader category.

WHAT THE RATINGS ADDRESS:

Short-term and Long-term Senior Debt

Short-term and long-term senior debt credit ratings are the current opinion of the rating agency on creditworthiness of an obligor with respect to fixed-income obligations whose original maturity is of a short and medium to long-term nature, respectively. They address the possibility that a financial obligation will not be honoured as promised and reflect both the likelihood of default and any financial loss suffered in the event of default.

Subordinated Debt

Subordinated debt credit ratings are the current opinion of the rating agency on creditworthiness of an obligor with respect to a specific financial obligation and a specific class of financial obligation for a specific financial program. Ratings take into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated.

Preferred Stock

Preferred stock ratings address the issuer’s capacity and willingness to pay dividends and principal, in case of limited life, on a timely basis. They address the likelihood of timely payment of dividends, notwithstanding the legal ability to pass on or defer a dividend payment.

Rating Outlook

Rating Outlook assesses the potential direction of a credit rating over the intermediate to longer term. In determining a Rating Outlook consideration is given to any changes in the economic and fundamental business conditions. An Outlook is not necessarily a precursor of a rating change.

APPENDIX C – AUDIT COMMITTEE MANDATE

ROYAL BANK OF CANADA

(hereinafter referred to as the “Bank”)

October 19, 2017

AUDIT COMMITTEE MANDATE

A.	PURPOSE AND DUTIES OF THE COMMITTEE

1.	General Purpose

The Audit Committee is responsible for assisting the Bank’s board of directors (the “Board”) in its oversight of (i) the integrity of the Bank’s financial statements; (ii) the qualifications, performance and independence of the external auditors; (iii) the performance of the Bank’s internal audit function; (iv) internal controls; and (v) compliance with legal and regulatory requirements.

2.	Financial Statements and other Documents

The Committee will regularly review and discuss the following:

a)	prior to review and approval by the Board, the Bank’s annual statement which includes its annual consolidated financial statements, its quarterly financial statements, and related management’s discussion and analysis;

b)	earnings releases on interim and annual results, the annual information form, the annual report and other financial information, earnings guidance and presentations provided to analysts, rating agencies and the public;

c)	such other periodic disclosure documents as requested by regulators or that may be required by law;

d)	investments and transactions brought to the Committee’s attention that could adversely affect the Bank’s well-being;

e)	prospectuses relating to the issuance of securities of the Bank;

f)	representations provided by management to the auditors, where appropriate;

g)	reports on any litigation matters which could significantly affect the Bank;

h)	tax matters that are material to the financial statements;

i)	reports from the Chief Compliance Officer (the “CCO”) on regulatory compliance matters, and from the Chief Anti-Money Laundering Officer (the “CAMLO”) on anti-money laundering matters; and

j)	other reports as required to be communicated by the auditors by the Canadian Public Accountability Board, the Office of the Superintendent of Financial Institutions, and the U.S. Public Company Accounting Oversight Board.

Moreover, the Committee will ensure that adequate procedures are in place for the review of the Bank’s public disclosure of financial information derived from the Bank’s financial statements, and will periodically assess the adequacy of these procedures.

3.	External Auditor

Subject to the shareholders’ powers conferred by the Bank Act, the Committee will recommend the appointment (or revocation thereof) of any registered public accounting firm (including the external auditor) engaged to prepare or issue an audit report or to perform other audit, review or attest services. The Committee will fix the remuneration and oversee the work of these accounting firms, including the resolution of disagreements with management regarding financial reporting. Such accounting firms will report directly to the Committee.

Moreover, as part of its oversight of the external auditor the Committee will:

a)	meet with the external auditor to review and discuss the annual audit plan, the results of the audit, the auditor’s report with respect to the annual statement, and all other reports, returns and transactions as required by applicable laws;

b)	approve all audit engagement fees and terms, as well as the terms of any permitted non-audit services to be provided by the external auditor to the Bank, with such approvals to be given specifically or pursuant to preapproval policies and procedures adopted by the Committee in accordance with applicable laws;

c)	review any concerns that may be brought forward by the external auditor, including any difficulties they may encounter in conducting their audit, as well as management’s response to such concerns;

d)	review material correspondence between the external auditor and management relating to audit findings;

e)	taking into account the opinions of management and the Bank’s internal auditor, annually assess the external auditor’s qualifications and performance, including relevant experience, geographical reach, professional scepticism, quality of services and communications, and independence and objectivity;

f)	review formal written statements delineating all relationships between the external auditor and the Bank that may impact its independence and objectivity;

g)	annually assess the risk of the external auditor withdrawing from the audit;

h)	discuss with the external auditor and with management the annual audited financial statements and quarterly financial statements, as well as related management’s discussion and analysis;

i)	review hiring policies concerning partners, employees and former partners and employees of the present and former external auditors;

j)	review and evaluate the qualifications, performance and independence of the external auditor’s lead partner and discuss the timing and process for implementing the rotation of the lead audit partner, the concurring audit partners and any other active audit engagement team partner; and

k)	at least annually, obtain and review a report by the external auditor describing: (i) the external auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review or peer review of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditor, and any steps taken to deal with any such issues.

4.	Oversight of Independent Control Functions

The Committee will oversee the finance, compliance, anti-money laundering and internal audit functions, having regard to their independence from the businesses whose activities they review. The Committee will review and approve the appointment or removal of each of the Chief Financial Officer (the “CFO”), the CCO, the CAMLO, and the Chief Audit Executive (the “CAE”), as well as their respective mandates and the mandates or charters of their respective functions. The Committee will approve each of the functions’ organizational structures, budgets and resources. Every year the Committee will assess the effectiveness of each of the CFO, CCO, CAMLO and CAE and their respective functions. It will also periodically review independent assessments of each of these functions. Moreover, it will annually review and approve the internal audit function’s overall risk methodology.

5.	Internal Control

The Committee will assist in the oversight of internal control by engaging in the following activities:

a)	requiring management to implement and maintain appropriate systems of internal control, including internal controls over financial reporting and for the prevention and detection of fraud and error;

b)	evaluating and approving systems of internal control and meeting regularly with the CAE and with management to assess the adequacy and effectiveness of these systems;

c)	receiving reasonable assurances on a regular basis from management that the organization is in control;

d)	reviewing reports from the Chief Executive Officer (the “CEO”) and the CFO regarding any significant deficiency or material weakness in the design or operation of internal controls over financial reporting and the detection of fraud involving management or other employees who have a significant role in the Bank’s internal control over financial reporting;

e)	reviewing and approving the Bank’s disclosure policy and reviewing reports on the effectiveness of the Bank’s disclosure controls and procedures; and

f)	reviewing the process relating to the CEO and CFO’s certifications on the design and effectiveness of the Bank’s disclosure controls and procedures and internal control over financial reporting, and the integrity of the Bank’s quarterly and annual financial statements.

6.	Internal Auditor

The Committee will regularly meet with the CAE to review and approve the annual internal audit plan and review internal audit activities. The Committee will review and discuss with the CAE issues reported to management by the internal audit function and management’s responses and/or corrective actions. The Committee will also evaluate the status of identified control weaknesses, as well as the adequacy and degree of compliance with the Bank’s systems of internal control. Other issues that the Committee may review with the CAE include audit scope, information access, resource limitations or any other difficulties encountered by the internal audit function.

7.	Capital Management

The Committee will review capital transactions and may designate and authorize the issue of (i) First Preferred Shares and (ii) securities qualifying as additional Tier 1 capital under capital adequacy guidelines issued by the Superintendent of Financial Institutions. The Committee may also review and approve securities disclosure documents in connection with issues of the Bank’s subordinated indebtedness as provided in the relevant resolution of the Board.

The Committee will review the adequacy and effectiveness of internal controls related to capital management. It will also discuss with the external auditors any matters arising from the audit that may have an impact on regulatory or capital disclosures included in the Bank’s annual statement.

8.	Committee Reports

The Committee is responsible for preparing any report from the Committee that may be included in the Bank’s annual proxy statement.

9.	Other

a)	The Committee will discuss major issues regarding accounting principles and financial statement presentations, including significant changes in the Bank’s selection or application of accounting principles and analyses prepared by management or the external auditors regarding financial reporting issues and judgments made in connection with the preparation of the financial statements;

b)	The Committee will establish procedures for managing complaints received by the Bank regarding accounting, internal accounting controls or auditing matters, as well as procedures for the confidential and anonymous submission by employees of concerns regarding accounting, internal accounting controls or auditing matters. The Committee will receive reports from the Ombudsman at each Committee meeting and will meet with the Ombudsman annually in relation to these procedures;

c)	The Committee will establish and monitor procedures to provide disclosure of information to customers and for dealing with customer complaints as required by the Bank Act;

d)	The Committee will review and discuss any reports concerning material violations submitted to it by the Bank’s legal counsel pursuant to applicable law and policy;

e)	The Committee will discuss the major financial risk exposures of the Bank and the steps management has taken to monitor and control such exposures; and

f)	Subject to the laws applicable to the subsidiary, the Committee may perform for and on behalf of a subsidiary the functions of an audit committee of the subsidiary.

B.	COMMITTEE COMPOSITION AND PROCEDURES

1.	Composition of Committee

The Committee will be composed of five or more directors. No Committee member may be an officer or employee of the Bank or of an affiliate of the Bank. Each Committee member will be (i) unaffiliated, as determined in accordance with the regulations made under the Bank Act, and (ii) independent, as determined by director independence standards adopted by the Board. Committee membership will reflect a balance of experience and expertise required to fulfill the Committee’s mandate.

All Committee members will be financially literate or become financially literate within a reasonable period after appointment to the Committee. At least one member will have accounting or financial management expertise. No member may serve on the audit committees of more than two other public companies, unless the Board determines such simultaneous service would not impair the member’s ability to serve effectively on the Committee.

2.	Appointment of Committee Members

The Board will appoint or reappoint the Committee members at the annual organizational meeting of the directors. In the normal course members will serve a minimum of three years. Each member will remain a member until a successor is appointed, unless the member resigns, is removed or ceases to be a director. The Board may fill a vacancy that occurs in the Committee at any time.

3.	Committee Chair and Secretary

The Board will appoint or reappoint a Committee Chair from among the members of the Committee. If the Board fails to do so, the Committee members will make the appointment or re-appointment. In the normal course the Committee Chair will serve a minimum of three years. The Committee Chair will not be a former employee of the Bank or of an affiliate. The Secretary of the Committee need not be a director.

4.	Time and Place of Meetings

Meetings may be called by any Committee member, the external auditors or the CFO. The Committee members will determine the time and place of and the procedure at meetings, provided that the Committee meets at least quarterly. The Committee may request any officer or employee of the Bank or the Bank’s outside counsel or external auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.	Quorum

A quorum for meetings will be three members.

6.	Notice of Meetings

Notice of the time and place of each meeting will be generally given in writing or by telephone, or by electronic or other communications facilities, to each Committee member and to the external auditors at least 24 hours prior to the time fixed for such meeting; however,

a)	a member may in any manner waive notice of a meeting and attendance of a member at a meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called;

b)	a resolution in writing signed by all the members entitled to vote on that resolution at a Committee meeting, other than a resolution of the Committee carrying out its duties under subsection 194(3) of the Bank Act, will be as valid as if it had been passed at a meeting of the Committee; and

c)	capital transactions may be reviewed and/or authorized at a meeting of which at least one hour prior notice is given.

7.	Reporting to the Board

The Committee will report to the Board following each meeting with respect to its activities and recommendations. It will also report to the Board on the annual statement and returns that must be approved by the directors under the Bank Act.

8.	Access to Management and External Advisors

In fulfilling its responsibilities, the Committee will have unrestricted access to management and employees of the Bank. The Committee will select, retain, oversee, terminate and approve the fees of any external advisor that the Committee deems necessary, including any legal or accounting advisor, to assist it in fulfilling its responsibilities. The Bank will provide appropriate funding, as determined by the Committee, for any such engagement.

The Committee may also investigate any matter with full access to all books, records, facilities, management and employees of the Bank.

9.	Private Meetings

At least quarterly the Committee will meet with no members of management present and have separate private meetings with the external auditors, and each of the CAE, the CFO, the CCO, the CAMLO and the General Counsel, to discuss any matters that the Committee or these parties believe should be discussed.

10.	Evaluation of Effectiveness and Review of Mandate

The Committee will annually review and assess the adequacy of its mandate and evaluate its effectiveness in fulfilling its mandate.

APPENDIX D – PRE-APPROVAL POLICIES AND PROCEDURES

Policies and Procedures

for the Monitoring, and Pre-Approval of Services

to be Performed by Public Accounting Firms

and the Review of the External Auditors

(effective October 19, 2016)

Mandate

1.	The mandate of the Audit Committee established by the Board of Directors (“Board”) confers on the Committee the authority and responsibility (among other things) to:

•

Pre-approve all audit and any legally permissible non-audit services to be provided by the external auditors and all audit, review and attest services provided by any other public accounting firm, with such approval to be given either specifically or pursuant to pre-approval policies and procedures adopted by the Committee; and

•

To complete an annual and five year comprehensive reviews of the external auditor’s performance and to recommend to the Board the selection and termination of the external auditor subject to shareholder approval.

Purpose

2.	These Policies and Procedures are intended to:

a)	specify the methods by which the Audit Committee may pre-approve the provision of audit, review and attest services by any public accounting firm to the Bank and its subsidiaries;
b)	specify the methods by which the Audit Committee may pre-approve the provision of non-audit services to the Bank and its subsidiaries by the Bank’s external auditors and their affiliates (the “auditors”) that do not impair the independence of the auditors under applicable laws and professional standards, including the rules of the Chartered Professional Accountants Canada, the Public Company Accounting Oversight Board (“PCAOB”), the Canadian Securities Administrators and the U.S. Securities and Exchange Commission;
c)	set forth procedures designed to ensure that any services to be provided by the auditors and that any audit, review or attestation services to be performed by any other public accounting firm have been properly authorized and pre-approved under the authority of the Audit Committee, and that the Committee is promptly informed of each service;
d)	ensure that the Audit Committee’s responsibilities are not delegated to management in violation of applicable law;
e)	specify the policies relating to the annual and comprehensive evaluation of the external auditor and selection of the external auditor by the Audit Committee for recommendation to the Board.

Required Approval of Audit and Non-Audit Services

3.	The Audit Committee shall pre-approve all engagements of the auditors by:

a)	the Bank; or
b)	any subsidiary.

4.	The Audit Committee shall pre-approve engagements of any public accounting firm to provide audit, review or attest services to:

a)	the Bank; or
b)	any subsidiary.

5.	The Audit Committee shall evidence its pre-approval by resolution of the Committee or through the exercise of delegated authority in accordance with these Policies and Procedures.

6.	“Subsidiary” has the meaning set forth in Rule 1-02(x) of the U.S. Securities and Exchange Commission’s Regulation S-X.

7.	For the purpose of these Policies and Procedures and any pre-approval:

a)	“Audit services” include services that are a necessary part of the audit process and any activity that is a necessary procedure used by the accountant in reaching opinions on the financial statements and on internal control over financial reporting as is required under applicable auditing standards (“AAS”), including technical reviews to reach an audit judgment on complex accounting issues;

b)	The term “audit services” is broader than those services strictly required to perform an audit pursuant to AAS and include such services as:
i)	the issuance of comfort letters and consents in connection with offerings of securities;
ii)	the performance of domestic and foreign statutory audits;
iii)	attest services required by statute or regulation; and
iv)	assistance with and review of documents filed with the Office of the Superintendent of Financial Institutions, Canadian Securities Administrators, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve Board and other regulators having jurisdiction over the activities of the Bank and its subsidiaries, and responding to comments from such regulators;

c)	“Audit-related” services are assurance and related services traditionally performed by the principal accountant and that are reasonably related to the performance of the audit or review of financial statements and not categorized under “audit fees” for disclosure purposes.

“Audit-related services” include:

i)	employee benefit plan audits, including audits of employee pension plans,
ii)	due diligence related to mergers and acquisitions,
iii)	consultations and audits in connection with acquisitions, including evaluating the accounting treatment for proposed transactions;
iv)	internal control reviews;
v)	attest services not required by statute or regulation; and
vi)	consultations regarding financial accounting and reporting standards.

Non-financial operational audits are not “audit-related” services;

d)	“Review services” are services applied to unaudited financial statements and consist of the inquiry and analytical procedures that provide the accountant with a reasonable basis for expressing limited assurance that there are no material modifications that should be made to financial statements for them to be in conformity with International Financial Reporting Standards or, if applicable, any other comprehensive basis of accounting;

e)	“Attest” services are those engagements where the accountant issues an examination, a review, or an agreed-upon procedures report on a subject matter, or an assertion about the subject matter that is the responsibility of another party. Examples of the subject matter of an “attest” engagement include: examinations (i.e., audits) of financial forecasts and projections; reviews of pro-forma financial information; reporting on a company’s internal control over financial reporting; and examinations of compliance with contractual arrangements or laws and regulations.

External Auditor Selection and Appointment

8.	The Audit Committee shall monitor, review and assess the quality of the external auditor on an annual basis. The annual assessment will include:

a)	quality and thoroughness of the audit approach and methodology;
b)	level of professional skepticism, and critical judgments applied by the audit team;
c)	independence of the external audit firm and the engagement partner;
d)	skills and knowledge of the audit team;
e)	level of understanding of our businesses and the financial services industry;
f)	sufficiency of resources and ability to complete the audit in a timely manner;
g)	partner rotation;
h)	value for money;
i)	quality of communications;
j)	risk of likelihood of withdrawal from the audit;
k)	input from senior management of RBC;
l)	input from RBC Internal Audit Services;
m)	a self assessment prepared by the auditor; and
n)	audit quality metrics and other matters as determined by the Audit Committee or the Board of Directors.

9.	At least every five years the Audit Committee will conduct a comprehensive assessment of the external auditor. The assessment will include:

a)	considerations included within the annual assessment;
b)	performance since the last comprehensive review, or appointment of the external auditor;
c)	quality and continuity of the engagement team;
d)	tenure of the auditor;
e)	incidence of independence threats and effectiveness of applied safeguards;
f)	track record of the auditor applying professional skepticism; and
g)	responsiveness to changes in the Bank’s businesses (i.e. significant acquisitions or changes to systems) and calls for improvement from regulators, inspectors, Audit Committees or management.

10.	The Audit Committee will take the following into account in deciding whether to recommend the tendering of the external audit engagement of the Bank:

a)	the results of the annual and comprehensive assessments (refer to factors described in sections 8 and 9);
b)	the impact of regulatory and legislative requirements, including mandatory tendering and rotation requirements on the Bank and its subsidiaries; and
c)	other factors deemed relevant by the Audit Committee or the Board.

Delegation

11.	The Audit Committee may from time to time delegate to one or more of its members who are “independent” (within the meanings of applicable law and the rules or policies of a securities commission having jurisdiction, and the New York Stock Exchange) the power to pre-approve from time to time:

a)	audit, review or attest services to be provided by any public accounting firm (including the auditors) that have not been otherwise approved by the Committee;
b)	permissible non-audit services to be provided by the auditors that have not otherwise been approved by the Committee, and
c)	changes in the scope of pre-approved engagements and the maximum estimated fees for engagements that have been pre-approved by the Committee.

12.	The member(s) exercising such delegated authority must report at the next regularly scheduled meeting of the Audit Committee any services that were pre-approved under this delegated authority since the date of the last regularly scheduled meeting.

13.	The member(s) exercising delegated authority may evidence his or her approval by signing an instrument in writing that describes the engagement with reasonable specificity, or by signing an engagement letter containing such a description.

14.	In addition, member(s) exercising delegated authority may pre-approve an engagement orally, if any such oral approval is promptly confirmed in writing. Such written confirmation may be given by fax or e-mail and must describe the engagement with reasonable specificity.

Responsibilities of External Auditors

15.	To support the independence process, the external auditors shall:

a)	confirm in engagement letters that performance of the work will not impair independence;
b)	satisfy the Audit Committee that they have in place comprehensive internal policies and processes to ensure adherence, world-wide, to independence requirements, including robust monitoring and communications;
c)	provide communication and confirmation to the Committee on independence on a regular basis, and at least annually;
d)	provide for Committee approval, in connection with each annual audit engagement, a detailed scope of services outlining each individual audit to be performed and a detailed description of audit-related services;
e)	utilize the tracking numbers assigned by management to all pre-approved services in all fee billings and correspondence, provide detailed annual fee reporting and review management’s detailed quarterly fee reporting.
f)	communicate to the Audit Committee all matters required to be communicated by the Canadian Public Accountability Board and U.S. Public Company Accounting Oversight Board.
g)	maintain certification by the Canadian Public Accountability Board and registration with the U.S. Public Company Accounting Oversight Board; and
h)	review their partner rotation plan and advise the Committee on an annual basis.

Engagements

16.	The Audit Committee will not, as a general rule, pre-approve a service more than one year prior to the time at which it is anticipated that the firm of accountants will be engaged to provide the service.

17.	Engagements will not be considered to be revolving in nature and may not operate from year-to-year without reapproval.

18.	All audit and non-audit services to be provided by the auditors, and all audit, review or attest services to be provided by any public accounting firm, shall be provided pursuant to an engagement letter that shall:

a)	be in writing and signed by the auditors or public accounting firm;
b)	specify the particular services to be provided;
c)	specify the period in which the services will be performed;
d)	specify the maximum total fees to be paid; and
e)	in the case of engagements of the auditors, include a confirmation by the auditors that the services are not within a category of services the provision of which would impair their independence under applicable law and Canadian and U.S. generally accepted auditing standards.

19.	Management shall, before signing and delivering an engagement letter on behalf of the Bank or a subsidiary and before authorizing the commencement of an engagement:

a)	obtain an engagement letter in accordance with the foregoing;
b)	confirm that the services are described in the engagement letter accurately and with reasonable specificity;
c)	obtain confirmation from the auditors that they have conducted an analysis that supports their conclusion that performance of the services will not impair their independence;
d)	with respect to engagements for the provision of services other than audit and audit-related services, obtain confirmation from legal counsel of the Bank that performance of the services will not impair independence; and
e)	verify that the performance of the services has specifically been approved by the Audit Committee or a member in accordance with authority delegated by the Committee.

All engagement letters entered into pursuant to these Policies and Procedures shall be made available to the Audit Committee.

Tax Services

20.	The Audit Committee, and any member in the exercise of delegated power, shall consider the provision of tax services by the auditors on an engagement-by-engagement basis.

21.	The Audit Committee shall not pre-approve, and any member of the Audit Committee may not exercise delegated power to engage the auditors to provide, tax services to the Bank or a subsidiary:

a)	to represent the Bank or a subsidiary before a tax or other court;
b)	if the provision of the services would be prohibited, as prescribed by paragraph 25 of these Policies and Procedures; or
c)	related to marketing, planning or opinion in favour of the tax treatment of (1) a transaction offered under conditions of confidentiality and for which a fee has been or will be paid by the Bank; or (2) a transaction that was initially recommended directly or indirectly, by the accountant and a significant purpose of which is tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws.

22.	The Audit Committee shall not pre-approve, and any member of the Audit Committee may not exercise delegated power to engage the auditors to provide, tax services to a person in a financial oversight role at the Bank, or an immediate family member of such a person, except as would be permitted by the PCAOB rules.

Other Non-Audit Services

23.	The Audit Committee, and any member in the exercise of delegated power, shall consider the provision of other non-audit services (non-audit services other than audit-related services and tax services, and including non-audit services relating to internal control and business recovery services) by the auditors on an engagement-by-engagement basis. Any approval of non-audit services relating to internal control must be preceded by a discussion with the auditors of the potential effects of the services on independence as required by the rules of the PCAOB.

Value-Added Services

24.	The Audit Committee recognizes and approves of the fact that the auditors from time to time provide, without charge or commitment, value added services to the Bank and its subsidiaries that do not involve an engagement of the auditors. Such value added services may include surveys, educational sessions, workshops, roundtable meetings with peers, benchmarking studies, and monitoring of contest draws as an independent observer. The Audit Committee receives and reviews periodic reports from management and the auditors providing representative examples of such services as part of its monitoring of the Bank’s overall relationship with the auditors.

Prohibited Services

25.	The Audit Committee shall not pre-approve, and any member may not exercise delegated power to engage the auditors to provide, any services, including tax services or business recovery services, that (i) provide for a contingency or commission fee arrangement; or (ii) involve the auditors performing any of the non-audit services set forth in paragraph (c)(4) of Rule 2-01 of the U.S. Securities and Exchange Commission’s Regulation S-X, which include:

a.	providing bookkeeping or other services related to the accounting records or financial statements of the Bank or any of its subsidiaries,
b.	providing financial information systems design and implementation to the Bank or any of its subsidiaries,
c.	providing actuarial services to the Bank or any of its subsidiaries,
d.	providing internal audit outsourcing services to the Bank or any of its subsidiaries,
e.	providing human resources services to the Bank or any of its subsidiaries,
f.	providing broker-dealer, investment adviser, or investment banking services to the Bank or any of its subsidiaries,
g.	functioning in the role of management for the Bank or any of its subsidiaries,
h.	auditing their own work in relation to the Bank or any of its subsidiaries,
i.	providing appraisal or valuation services, contribution in kind reports or fairness opinions to the Bank or any of its subsidiaries,
j.	serving in an advocacy role for the Bank or any of its subsidiaries,
k.	providing legal services to the Bank or any of its subsidiaries,
l.	providing services that fall within the category of “expert” services that are prohibited by applicable law to the Bank or any of its subsidiaries, or
m.	providing services to the Bank or any of its subsidiaries that would otherwise compromise their independence under applicable regulatory guidance.

For the purposes of the Prohibited Services listed in this Section 25 above, a “subsidiary” includes any entity for which the Bank uses the equity method of accounting and where it is material to the Bank. Therefore, the Audit Committee is not permitted to pre-approve the provision of the prohibited services listed above by the auditors to these entities.

Timely Reporting to the Audit Committee

26.	Management shall provide a quarterly written report to the Audit Committee of services performed and related fees, at the scheduled meeting of the Committee held following the end of each fiscal quarter end.

No Delegation to Management

27.	Nothing in these Policies and Procedures shall be interpreted as a delegation to management of the Audit Committee’s responsibilities in violation of applicable law.

Effective Date

28.	These updated Policies and Procedures are effective as and from October 19, 2016.

Disclosure

29.	The Bank shall disclose these Policies and Procedures in its periodic filings, as required by applicable law.

Review

30.	The Audit Committee shall review and reassess the adequacy of these Policies and Procedures on a triennial basis.